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                                                                    Exhibit 10.8

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                              INVESTMENT AGREEMENT


                                  BY AND AMONG


                          PREMIER FINANCE BILOXI CORP,

                        PREMIER ENTERTAINMENT BILOXI LLC

                                       AND

                               RANK AMERICA, INC.


                                JANUARY 13, 2004

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                      $10,000,000 Junior Subordinated Notes

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                                TABLE OF CONTENTS

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ARTICLE I. - DEFINITIONS..................................................................1

   SECTION 1.1    DEFINED TERMS...........................................................1
   SECTION 1.2    TERMS GENERALLY........................................................25

ARTICLE II. - THE INVESTMENT.............................................................26

   SECTION 2.1    FUNDING................................................................26
   SECTION 2.2    SENIOR DEBT............................................................26
   SECTION 2.3    REPAYMENT OF NOTES.....................................................26
   SECTION 2.4    INTEREST ON NOTES......................................................26
   SECTION 2.5    DEFAULT INTEREST.......................................................26
   SECTION 2.6    PREPAYMENT.............................................................26
   SECTION 2.7    MANDATORY PREPAYMENT OF THE NOTES......................................27
   SECTION 2.8    PAYMENTS...............................................................28
   SECTION 2.9    TAXES..................................................................28
   SECTION 2.10   USE OF PROCEEDS........................................................30

ARTICLE III. - CONDITIONS................................................................31

   SECTION 3.1    CONDITIONS TO CLOSING..................................................31
   SECTION 3.1    CONDITIONS TO FUNDING..................................................32

ARTICLE IV. - REPRESENTATIONS AND WARRANTIES.............................................34

   SECTION 4.1    ORGANIZATION...........................................................34
   SECTION 4.2    AUTHORIZATION..........................................................34
   SECTION 4.3    ENFORCEABILITY.........................................................35
   SECTION 4.4    GOVERNMENTAL APPROVALS.................................................35
   SECTION 4.5    BORROWER'S BUSINESS....................................................35
   SECTION 4.6    FINANCIAL CONDITION....................................................35
   SECTION 4.7    INDEBTEDNESS...........................................................36
   SECTION 4.8    OWNERSHIP AND CONTROL..................................................36
   SECTION 4.9    NO MATERIAL ADVERSE CHANGE.............................................36
   SECTION 4.10   TITLE TO PROPERTIES; POSSESSION UNDER LEASES...........................36
   SECTION 4.11   LITIGATION; COMPLIANCE WITH LAWS.......................................37
   SECTION 4.12   CONTRACTS, ETC.........................................................37
   SECTION 4.13   NO SIDE AGREEMENT; AFFILIATE TRANSACTIONS..............................37
   SECTION 4.14   INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.............38
   SECTION 4.15   INSURANCE..............................................................38
   SECTION 4.16   TAX RETURNS............................................................38
   SECTION 4.17   NO UNTRUE STATEMENTS OR MATERIAL OMISSIONS.............................38
   SECTION 4.18   EMPLOYEE BENEFIT MATTERS...............................................38
   SECTION 4.19   ENVIRONMENTAL MATTERS..................................................39
   SECTION 4.20   LABOR MATTERS..........................................................40
   SECTION 4.21   EMPLOYEES..............................................................40
   SECTION 4.22   SOLVENCY...............................................................40
   SECTION 4.23   LICENSES...............................................................41
   SECTION 4.24   INTELLECTUAL PROPERTY..................................................41

ARTICLE V. - INVESTOR REPRESENTATIONS....................................................41

   SECTION 5.1    INVESTMENT.............................................................41
   SECTION 5.2    AUTHORITY..............................................................41
   SECTION 5.3    ACCREDITED INVESTOR....................................................41
   SECTION 5.4    ENFORCEABILITY.........................................................41
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ARTICLE VI. - AFFIRMATIVE COVENANTS......................................................41

   SECTION 6.1    EXISTENCE; BUSINESS AND PROPERTIES.....................................42
   SECTION 6.2    INSURANCE..............................................................42
   SECTION 6.3    OBLIGATIONS AND TAXES..................................................43
   SECTION 6.4    FINANCIAL STATEMENTS; REPORTS, ETC.....................................43
   SECTION 6.5    LITIGATION AND OTHER NOTICES...........................................45
   SECTION 6.6    EMPLOYEE BENEFITS......................................................45
   SECTION 6.7    MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS..............45
   SECTION 6.8    COMPLIANCE WITH LAWS...................................................46
   SECTION 6.9    PREPARATION OF ENVIRONMENTAL REPORTS...................................46
   SECTION 6.10   FURTHER ASSURANCES.....................................................46
   SECTION 6.11   MAINTENANCE OF OFFICE OR AGENCY........................................46
   SECTION 6.12   OBSERVATION RIGHTS.....................................................46
   SECTION 6.13   CONSTRUCTION...........................................................47
   SECTION 6.14   MANAGEMENT.............................................................47
   SECTION 6.15   USE OF PROCEEDS........................................................47

ARTICLE VII. - NEGATIVE COVENANTS........................................................47

   SECTION 7.1    INDEBTEDNESS...........................................................48
   SECTION 7.2    LIENS..................................................................50
   SECTION 7.3    SALE AND LEASE-BACK TRANSACTIONS.......................................50
   SECTION 7.4    INVESTMENTS............................................................51
   SECTION 7.5    MERGERS, CONSOLIDATIONS, SALES OF ASSETS, ACT OF DISSOLUTION...........51
   SECTION 7.6    RESTRICTED PAYMENTS....................................................53
   SECTION 7.7    TRANSACTIONS WITH AFFILIATES...........................................53
   SECTION 7.8    BUSINESS OF BORROWERS..................................................54
   SECTION 7.9    INVESTMENT COMPANY ACT.................................................55
   SECTION 7.10   ACQUISITIONS...........................................................55
   SECTION 7.11   EMPLOYEE COMPENSATION..................................................55
   SECTION 7.12   PREPAYMENTS............................................................55
   SECTION 7.13   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.........55
   SECTION 7.14   ACCOUNTING CHANGES.....................................................56
   SECTION 7.15   STAY, EXTENSION AND USURY LAWS.........................................56
   SECTION 7.16   RESTRICTIONS ON ACTIVITIES OF PREMIER FINANCE BILOXI CORP..............56
   SECTION 7.17   INCONSISTENT AGREEMENTS; CHARTER AMENDMENTS............................56
   SECTION 7.18   DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES................56
   SECTION 7.19   AMENDMENTS TO CERTAIN AGREEMENTS.......................................57

ARTICLE VIII. - EVENTS OF DEFAULT AND REMEDIES...........................................57

   SECTION 8.1    EVENTS OF DEFAULT......................................................57
   SECTION 8.2    WAIVERS................................................................59
   SECTION 8.3    ENFORCEMENT ACTIONS....................................................59
   SECTION 8.4    COSTS..................................................................59
   SECTION 8.5    SET-OFF................................................................59
   SECTION 8.6    REMEDIES NON-EXCLUSIVE.................................................60

ARTICLE IX. - MISCELLANEOUS..............................................................60

   SECTION 9.1    NOTICES................................................................60
   SECTION 9.2    SURVIVAL OF AGREEMENT..................................................60
   SECTION 9.3    FURTHER ASSURANCES.....................................................61
   SECTION 9.4    BINDING EFFECT.........................................................61
   SECTION 9.5    SUCCESSORS AND ASSIGNS.................................................61
   SECTION 9.6    EXPENSES; INDEMNITY....................................................61
   SECTION 9.7    WAIVER OF CONSEQUENTIAL AND PUNITIVE DAMAGES...........................62
   SECTION 9.8    APPLICABLE LAW.........................................................63
   SECTION 9.9    WAIVERS; AMENDMENTS....................................................63
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   SECTION 9.10   INTEREST RATE LIMITATION...............................................63
   SECTION 9.11   MANDATORY DISPOSITION OF NOTES.........................................63
   SECTION 9.12   ENTIRE AGREEMENT.......................................................64
   SECTION 9.13   WAIVER OF JURY TRIAL...................................................64
   SECTION 9.14   SEVERABILITY...........................................................65
   SECTION 9.15   COUNTERPARTS...........................................................65
   SECTION 9.16   HEADING................................................................65
   SECTION 9.17   JURISDICTION; CONSENT TO SERVICE OF PROCESS............................65
   SECTION 9.18   CONSENTS AND APPROVALS; DEFAULTS.......................................66
   SECTION 9.19   RELATIONSHIP OF THE PARTIES; ADVICE OF COUNSEL.........................66
   SECTION 9.20   CONFIDENTIALITY........................................................67
   SECTION 9.21   REGISTRATION AND TRANSFER OF NOTES.....................................67
   SECTION 9.21   NON-SOLICITATION.......................................................68

EXHIBITS AND SCHEDULES

     EXHIBIT A          FORM OF DISBURSEMENT AGREEMENT
     EXHIBIT B          FORM OF INTERCREDITOR AGREEMENT
     EXHIBIT C          FORM OF FUNDING REQUEST
     EXHIBIT D          FORM OF JUNIOR SUBORDINATED NOTE

     SCHEDULE 4.4       GOVERNMENTAL APPROVALS
     SCHEDULE 4.5       BORROWERS' BUSINESS
     SCHEDULE 4.7       INDEBTEDNESS
     SCHEDULE 4.8       OWNERSHIP AND CONTROL
     SCHEDULE 4.9       MATERIAL ADVERSE CHANGES
     SCHEDULE 4.10      LEASES
     SCHEDULE 4.11      LITIGATION
     SCHEDULE 4.12      CONTRACTS
     SCHEDULE 4.13      AFFILIATE TRANSACTIONS
     SCHEDULE 4.15      INSURANCE
     SCHEDULE 4.18(a)   EMPLOYEE BENEFIT MATTERS
     SCHEDULE 4.18(b)   MULTIEMPLOYER PLANS
     SCHEDULE 4.18(g)   STATED TRIGGERING EVENTS
     SCHEDULE 4.20      LABOR MATTERS
     SCHEDULE 4.21      EMPLOYEES
     SCHEDULE 4.23      LICENSES
     SCHEDULE 4.24      INTELLECTUAL PROPERTY

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                              INVESTMENT AGREEMENT

     THIS INVESTMENT AGREEMENT (this "AGREEMENT") is made as of January 13, 2004 by and among: (i) Premier Entertainment Biloxi LLC., a Delaware limited liability company ("PREMIER"), (ii) Premier Finance Biloxi Corp., a Delaware corporation ("PREMIER FINANCE" and, together with Premier, the "BORROWERS"); and
(iii) Rank America, Inc., a Delaware corporation (the "INVESTOR").

                                    RECITALS:

     A. The Borrowers have requested that the Investor loan to the Borrowers the aggregate sum of Ten Million Dollars ($10,000,000) evidenced by the Notes. The Investor is willing to make such loan to the Borrowers on the terms and conditions set forth herein.

     B. The parties wish to set forth herein their understandings and agreements pertaining to this transaction.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor and its successors and assigns with respect to their interest in all or any part of the Notes (as this term is hereinafter defined) (individually, a "HOLDER" and collectively, the "HOLDERS"), and the Borrowers hereby agree as follows:

                                    ARTICLE I.
                                   DEFINITIONS

     SECTION 1.1 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

     "AA CAPITAL" means AA Capital Equity Fund, L.P., a Delaware limited partnership and AA Capital Biloxi Co-Investment Fund, L.P., a Delaware limited partnership.

     "ACQUIRED DEBT" means, with respect to any specified Person: (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "ACT OF BANKRUPTCY," when used in reference to any Person, means the occurrence of any of the following with respect to such Person: (a) such Person shall have made an assignment for the benefit of his or its creditors; (b) such Person shall have admitted in writing his or its inability to pay his or its debts as they become due; (c) such Person shall have filed a voluntary petition in bankruptcy; (d) such Person shall have been adjudicated a bankrupt or insolvent; (e) such Person

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shall have filed any petition or answer seeking for himself or itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Applicable Law pertinent to such circumstances; (f) such Person shall have filed or shall file any answer admitting or not contesting the material allegations of a bankruptcy, insolvency or similar petition filed against such Person; (g) such Person shall have sought or consented to, or acquiesced in, the appointment of any trustee, receiver, or liquidator of such Person or of all or any substantial part of the properties of such Person; (h) sixty (60) days shall have elapsed after the commencement of an action against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Applicable Law without such action having been dismissed or without all orders or proceedings thereunder affecting the operations or the business of such Person having been stayed, or if a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (i) sixty (60) days shall have expired after the appointment, without the consent or acquiescence of such Person of any trustee, receiver or liquidator of such Person or of all or any substantial part of the assets and properties of such Person without such appointment having been vacated.

     "ACT OF DISSOLUTION," when used in reference to any Person (other than an individual), shall mean the occurrence of any action initiating, or any event that results in, the dissolution, liquidation, winding-up or termination of such Person.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "APPLICABLE LAW(S)" when used in the singular, shall mean any applicable Federal, state or local law, ordinance, order, regulation, rule or requirement of any governmental or quasi-governmental agency, instrumentality, board, commission, bureau or other authority having jurisdiction, and, when used in the plural, shall mean all such applicable Federal, state and local laws, ordinances, orders, regulations, rules and requirements.

     "APPROVAL" has the meaning specified in SECTION 9.18(a).

     "ARCHITECT" means Paul Steelman, Ltd., a Nevada corporation.

     "ARCHITECT AGREEMENT" means the Abbreviated Standard Form of Agreement Between Owner and Architect, dated as of November 21, 2003, between Premier and the Architect, as in effect on the date of the Indenture or as amended in accordance with the Indenture.

     "ASSET SALE" means, (a) the sale, lease, conveyance or other disposition of any assets or rights; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of Premier and its Restricted Subsidiaries taken as a whole will be governed by SECTION

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2.7 herein and/or SECTION 7.5(a) herein, and not by the provisions of SECTION
7.5(d); and (b) the issuance of Equity Interests by any of Premier's Restricted Subsidiaries or the sale of Equity Interests by Premier in any of its Subsidiaries. Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale: (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1,000,000; (2) a transfer of assets between or among Premier and its Restricted Subsidiaries; (3) an issuance of Equity Interests by a Restricted Subsidiary of Premier to Premier or to another Restricted Subsidiary; (4) the sale, lease or other disposition of products, equipment, inventory, accounts receivable or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business; (5) the sale or other disposition of cash or Cash Equivalents; and (6) a "Restricted Payment" (as defined in the Indenture) permitted to be made under the provisions of the Indenture, or a Permitted Investment.

     "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; PROVIDED, HOWEVER, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

     "AUDITED FINANCIALS" has the meaning specified in SECTION 4.6(a).

     "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" have a corresponding meaning.

     "BILOXI GAMING LICENSE" means any license, permit, franchise or other authorization from any Gaming Authority necessary at any time to own, lease, operate or otherwise conduct the business of the Hard Rock Hotel & Casino Biloxi.

     "BOARD OF DIRECTORS" means:

     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

     (2) with respect to a partnership, the board of directors of the general partner of the partnership;

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     (3)  with respect to a limited liability company, the managing member or members, any controlling committee of managing member or the board of managers thereof; and

     (4) with respect to any other Person, the board or committee of such Person serving a similar function.

     "BORROWERS' BUSINESS" means the business engaged in by the Borrowers as of the Closing Date (as described on SCHEDULE 4.5).

     "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which banks in the City of New York are authorized or required by law to close.

     "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

     "CAPITAL STOCK" means: (a) in the case of a corporation, corporate stock;
(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

     "CASH EQUIVALENTS" means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

     "CASINO VESSEL" means the water-based gaming platform on which the casino portion of the Hard Rock Hotel & Casino Biloxi is located.

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     "CERCLA" means the Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended from time to time.

     "CHANGE OF CONTROL" means the occurrence of any of the following: (a) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Premier and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than (i) AA Capital or its Related Parties or (ii) GAR, LLC; (b) the liquidation or dissolution of, or the adoption of a plan relating to the liquidation or dissolution of, either of the Borrowers or any successor thereto; (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than (i) AA Capital or its Related Parties or (ii) GAR, LLC, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Premier, measured by voting power rather than by number of shares; (d) after an initial public offering of the common stock of Premier or any Person that, directly or indirectly, Beneficially Owns more than 50% of the Voting Stock of Premier, measured by voting power rather than by number of shares, the first day on which a majority of the members of the Board of Directors of Premier are not Continuing Directors; or (e) the sale, transfer or other disposition by AA Capital to a third party who is not an Affiliate of AA Capital, other than to GAR, LLC, of
(i) more than 75% of the Class A Preferred Units held by AA Capital as of the Closing (which units represent 100% of the Class A Preferred Units issued and outstanding as of the Closing), or (ii) more than 75% of the Class B Common Units held by AA Capital as of the Closing (which units represent 100% of the Class B Common Units issued and outstanding as of the Closing).

     "CHARGES" has the meaning specified in SECTION 9.10.

     "CITY OF BILOXI LEASE" means the Lease and Air Rights Agreement, dated November 18, 2003, between the City of Biloxi, a municipal corporation organized and existing under the laws of the State of Mississippi and Premier, as in effect on the date of the Indenture or as amended in accordance with the Indenture.

     "CLASS A PREFERRED UNITS" means the Class A Preferred Units of Premier issued and outstanding as of the Funding Date.

     "CLASS B COMMON UNITS" means the Class B Common Units of Premier issued and outstanding as of the Funding Date.

     "CLOSING" means the execution of this Agreement by the Borrowers and the Investor.

     "CLOSING DATE" means the date of this Agreement.

     "CODE" means the Internal Revenue Code of 1986 and the regulations thereunder, as amended or otherwise modified from time to time.

     "CONSOLIDATED CASH FLOW" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period PLUS, without duplication: (a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted

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in computing such Consolidated Net Income; PLUS (b) provision for taxes based on income or profits or the Tax Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Net Income; PLUS (c) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing Consolidated Net Income; PLUS (d) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; PLUS (e) any pre-opening expenses that were deducted in computing Consolidated Net Income on a consolidated basis and determined in accordance with GAAP; MINUS (f) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Premier will be added to Consolidated Net Income to compute Consolidated Cash Flow of Premier only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Premier by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its equityholders.

     "CONSOLIDATED NET INCOME" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that: (a) subject to clause (d) below, the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person; (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders; (c) the cumulative effect of a change in accounting principles shall be excluded; and (d) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Restricted Subsidiaries.

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     "CONSTRUCTION DISBURSEMENT ACCOUNT" means the Construction Disbursement
Account (as defined in the Disbursement Agreement) to be maintained by the Disbursement Agent.

     "CONSTRUCTION MANAGER" means Roy Anderson Corp., a Mississippi corporation.

     "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of Premier who: (a) was a member of such Board of Directors on the date of the Indenture; or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "CONTRACTS" has the meaning specified in SECTION 4.12.

     "DEFAULT" means any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

     "DISBURSEMENT AGENT" means the Disbursement Agent as defined in the Disbursement Agreement.

     "DISBURSEMENT AGREEMENT" means the Cash Collateral and Disbursement Agreement to be entered into pursuant to the Indenture, among the Borrowers, the trustee under the Indenture, the Independent Construction Consultant and the Disbursement Agent in substantially the form of EXHIBIT A attached hereto.

     "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Premier to repurchase such Capital Stock upon the occurrence of a change of control, an asset sale or an event of loss will not constitute Disqualified Stock if the terms of such Capital Stock provide that Premier may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of SECTION 7.6 herein. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Premier and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

     "DOLLARS" OR "$" means lawful money of the United States of America.

     "ENVIRONMENTAL CLAIM" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any

Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "ENVIRONMENTAL LAW" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety, natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law to operate the Borrowers' Business.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA AFFILIATE" means any Person required at any relevant time to be aggregated with the Borrowers under Sections 414(b), (c), (m) or (o) of the Code.

     "ERISA EVENT" means any of the following with respect to a Plan or Multiemployer Plan, as applicable: (a) a Reportable Event with respect to a Plan or a Multiemployer Plan; (b) a complete or partial withdrawal by the Borrowers or any ERISA Affiliate from a Multiemployer Plan that results in liability under
Section 4201 or 4204 of ERISA, or the receipt by the Borrowers or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; (c) the distribution by the Borrowers or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan; (d) the commencement of proceedings by the PBGC under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrowers or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; (e) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrowers or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within 30 days; (f) the imposition upon the Borrowers or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrowers or any ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA in respect of any Plan; (g) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrowers or any ERISA Affiliate; (h) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary of any Plan for which the Borrowers or any ERISA Affiliate may be directly or indirectly liable; or (i) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such

Plan is a part if the Borrowers or any ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

     "EVENTS OF DEFAULT" has the meaning specified in ARTICLE VIII.

     "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Premier.

     "FF&E" means furniture, fixtures and equipment used in the ordinary course of business of Premier and its Restricted Subsidiaries.

     "FF&E FINANCING" means the Indebtedness, the proceeds of which are used solely to finance the acquisition by Premier of, or the entry into a capital lease by Premier with respect to, FF&E, PROVIDED that neither such acquisition nor any such capital lease for such FF&E shall be required to be completed or entered into, respectively, at the time of incurrence of such Indebtedness.

     "FINAL PLANS" with respect to any particular work or improvement means Plans which (1) have received all approvals from all governmental authorities necessary to commence construction of such work or improvements and (2) contain sufficient specificity to permit the completion of the work or improvement.

     "FINANCIAL OFFICER" of any Person means the chief financial officer, principal executive officer, treasurer or principal accounting officer of such Person.

     "FINANCIALS" means, collectively, the Audited Financials and the Interim Financials, as defined in SECTION 4.6.

     "FIRST MORTGAGE NOTES" means the notes to be issued by the Borrowers pursuant to the Indenture, as the same may be amended, supplemented or otherwise modified from time to time and any agreement refinancing all or any of the debt or commitments thereunder, but only in each case to the extent the Indebtedness thereunder continues to constitute Senior Debt as PROVIDED in the definition thereof.

     "FIXED CHARGE COVERAGE RATIO" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases, retires or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock or equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance, retirement or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock or equity, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio: (a) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period; (b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded; (c) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; (d) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; (e) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and (f) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

     "FIXED CHARGES" means, with respect to any specified Person for any period, the sum, without duplication, of: (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; PLUS (b) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; PLUS (c) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; PLUS (d) the product of (x) all dividends and other distributions, whether paid or accrued and whether or not in cash, on any series of preferred equity of such Person or any of its Restricted Subsidiaries, other than (i) non-cash dividends and other non-cash distributions on the Class A Preferred Units issued on the date of the Indenture and (ii) dividends and other distributions on Equity Interests payable solely in Equity Interests of Premier (other than Disqualified Stock) or to Premier or a Restricted Subsidiary of Premier, times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person (or, in the case of a Person that is a partnership or limited liability company, the combined federal, state and local income tax rate that was or would have been used to calculate the Tax Amount of such Person), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "FUNDING DATE" has the meaning specified in SECTION 2.1.

     "FUNDING REQUEST" has the meaning specified in SECTION 2.1.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "GAMING AUTHORITY" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government, any foreign government, any state, province or city or other political subdivision or otherwise, whether now or hereafter in existence, including, without limitation, the Mississippi Gaming Commission, with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by Premier or any of its Subsidiaries.

     "GAMING LAW" means any gaming law or regulation, including the interpretations thereof by and the policies of any Gaming Authority, of any jurisdiction or jurisdictions to which Premier or any of its Subsidiaries is, or may at any time after the date of the indenture, be subject.

     "GAMING LICENSE" means any license, permit, franchise or other authorization from any Gaming Authority necessary at any time to own, lease, operate or otherwise conduct the business of Premier or any of its Restricted Subsidiaries.

     "GAR, LLC" means GAR, LLC, a Mississippi limited liability company, with the membership as set forth on Exhibit A to the Amended and Restated Limited Liability Operating Agreement of GAR, LLC, dated as of May 12, 2003, among Roy Anderson III, David Scott Ross, Greg Giuffria and James Keith Wallace, as in effect on the date of the Indenture.

     "GOVERNMENT SECURITIES" means securities that are: (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America; which, in either case, are not callable or redeemable at the option of the issuer thereof, and also includes a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "GOVERNMENTAL AUTHORITY(IES)" means any Federal, state, local, quasi-governmental instrumentality or foreign court, or governmental agency, authority, instrumentality, agency, bureau, commission, department or regulatory body.

     "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

     "HARD ROCK CAFE LEASE" means the Lease Agreement (Cafe) dated as of December 30, 2003 between Hard Rock Cafe International (STP), Inc. and Premier, as the same may be amended from time to time.

     "HARD ROCK HOTEL & CASINO BILOXI" means the project to design, develop, construct, equip and operate a casino hotel, land based pavilion, parking structure and other amenities in Biloxi, Mississippi.

     "HARD ROCK LICENSE AGREEMENT" means the License Agreement, dated as of May 15, 2003, between Hard Rock Licensing and Premier, as the same may be amended from time to time.

     "HARD ROCK LICENSING" means Hard Rock Hotel Licensing, Inc., a Florida corporation.

     "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas, and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

     "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under: (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "HOLDER" and "HOLDERS" have the meaning provided above in the introduction to this Agreement.

     "HRC COMPETITOR" means (a) Planet Hollywood, Motown Cafe, House of Blues, Rainforest Cafe, Country Star, Harley Davidson Cafe, ESPNZone, TGI Fridays, Chili's, Applebee's, Houlihans or Bennigans; (b) a restaurant chain (i) operating under the same name in six or more Metropolitan Statistical Areas,
(ii) with theme-related icons or memorabilia displayed throughout the premises in a museum or collection type manner, and (iii) which derives greater than ten percent (10%) of its gross revenues from the sale of merchandise; or (c) any American dining theme-restaurant whose primary business is the sale of hamburgers or bar-b-que.

     "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent: (a) in respect of borrowed money; (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (c) in respect of banker's acceptances; (d) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions; (e) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or (f) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     "INDEMNITEE" has the meaning in SECTION 9.6(b).

     "INDENTURE" means the indenture to be executed by the Borrowers and the trustee thereunder relating to the First Mortgage Notes in form and substance reasonably satisfactory to the Investor, as it may be amended or supplemented from time to time.

     "INDEPENDENT CONSTRUCTION CONSULTANT" means the independent construction consultant retained in connection with the construction of the Hard Rock Hotel & Casino Biloxi as set forth in the Disbursement Agreement, or any successor independent construction consultant appointed by the trustee pursuant to the terms of the Disbursement Agreement.

     "INITIAL OPERATING DATE" means the first time that: (a) all Biloxi Gaming Licenses have been granted and have not been revoked or suspended; (b) all Liens (other than Permitted Liens), if any, related to the development, construction and equipping of, and beginning operations at, the Hard Rock Hotel & Casino Biloxi have been discharged or, if payment is not yet due or if such payment is contested in good faith by Premier, sufficient funds remain in the Construction Disbursement Account to discharge such Liens and Premier has taken any action (including the institution of legal proceedings) necessary to prevent the sale of any or all of the Hard Rock Hotel & Casino Biloxi or the real property on which the Hard Rock Hotel & Casino Biloxi will be constructed; (c) the Independent Construction Consultant shall deliver a certificate to the trustee certifying that the Hard Rock Hotel & Casino Biloxi is substantially complete in all material respects in accordance with the Final Plans and all applicable laws, ordinances and regulations; (d) the Hard Rock Hotel & Casino Biloxi is in a condition (including installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business; (e) the Hard Rock Hotel & Casino Biloxi is open to the public and operating with the Minimum Facilities;
(f) the Hard Rock Hotel & Casino Biloxi is open to the public and operating in accordance with applicable law in all material respects; and (g) a permanent or temporary certificate of occupancy has been issued for the Hard Rock Hotel & Casino Biloxi by the appropriate governmental authorities.

     "INTELLECTUAL PROPERTY" means, collectively, all of the Borrowers' and their respective Restricted Subsidiaries' now owned and hereafter acquired intellectual property, including, without limitation the following: (a) all patents (including all rights corresponding thereto throughout the world, and all improvements thereon); (b) all trademarks (including service marks, trade names and trade secrets, and all goodwill associated therewith); (c) all copyrights (including all renewals, extensions and continuations thereof); (d) all applications for patents, trademarks or copyrights and all applications otherwise relating in any way to the subject matter of such patents, copyrights and trademarks; (e) all patents, copyrights, trademarks or applications therefor arising after the date of this Agreement;
(f) all domain names and licenses; (g) all reissues, continuations, continuations-in-part and divisions of the property described in the preceding clauses (a), (b), (c), (d), (e) and (f), including, without limitation, any claims by the Borrowers or their respective Restricted Subsidiaries against third parties for infringement thereof; and (h) all rights to sue for past, present and future infringements or violations of any such patents, trademarks, copyrights and licenses.

     "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement to be executed between the U.S. Bank National Association, as trustee acting on behalf of itself and the holders of First Mortgage Notes under the Indenture and the Investor in substantially the form of Exhibit B.

     "INTEREST RATE" means a fixed rate of interest of 15% per annum, or if the effective interest rate on the First Mortgage Notes is greater than 12.5% per annum, the sum of the effective interest rate of the First Mortgage Notes plus 3%, in either case payable in accordance with the terms of the Notes.

     "INTERIM FINANCIALS" has the meaning in SECTION 4.6.

     "INVESTMENT DOCUMENTS" means, collectively, the Loan Documents, the Intercreditor Agreement and all other instruments and documents executed and delivered in connection with the Transaction.

     "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Premier or any Subsidiary of Premier sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Premier such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Premier, Premier will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Premier's Investments in such Subsidiary that were not sold or disposed of in an amount determined by the Board of Directors of Premier, whose resolution with respect thereto will be delivered to the Holders. The acquisition by Premier or any Subsidiary of Premier of a Person that holds an Investment in a third Person will be deemed to be an Investment by Premier or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined by the Board of Directors of Premier, whose resolution with respect thereto will be delivered to the Holders. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

     "KEY OFFICER" means the Person who, regardless of formal title, serves as the head of operations for the Borrowers, having responsibilities including, but not limited to, for the management, financial and operational decisions related thereto.

     "KEY PROJECT ASSETS" means (1) any land underlying, or necessary for access to or operation of, the Hard Rock Hotel & Casino Biloxi, (2) any improvements on any land underlying, or necessary for access to or operation of, the Hard Rock Hotel & Casino Biloxi, (3) the parking garage described as a part of the Hard Rock Hotel & Casino Biloxi in the Offering Memorandum and (4) the Casino Vessel.

     "LEASES" has the meaning specified in SECTION 4.10(b).

     "LICENSES" shall mean, collectively, all rights, licenses, permits and authorizations now or hereafter issued by any Governmental Authority reasonably necessary in connection with the operation or conduct of the Borrowers' Business.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "LITIGATION SCHEDULE" has the meaning specified in SECTION 4.11(a).

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes and all other instruments and documents executed and delivered in connection therewith.

     "MATERIAL ADVERSE CHANGE" means any event, development or set of circumstances that has caused or could reasonably be expected to cause or result in a material adverse condition or material adverse change in or affecting (a) the Hard Rock Hotel & Casino Biloxi; (b) the financial condition, business, results of operations, assets, liabilities, property, management, or value of the Borrowers and their respective Subsidiaries, taken as a whole, or that causes projections previously provided to the Holders to be materially misleading or changes any of the material assumptions on which such projections were prepared; or (c) the validity or enforceability of any of the documentation relating to the various sources of financing for the Hard Rock Hotel & Casino Biloxi, the security therefor, or the rights and remedies of the Holders with respect thereto.

     "MATERIAL ADVERSE EFFECT" means any event, development or set of circumstances which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceablity of this Agreement or any other Investment Document, (b) is or could reasonably be expected to be material and adverse to the business, results of operations, assets, liabilities, property, management or value of any Borrower, (c) impairs materially or could reasonably be expected to impair materially the ability of any Borrower to perform its or their obligations under any Investment Document to which it is a party, or (d) impairs materially or could reasonably be expected to impair materially the ability of any Holder, to the extent permitted, to enforce their respective legal remedies pursuant to this Agreement and the other Investment Documents.

     "MATURITY DATE" means the date that is six calendar months following the maturity date of the First Mortgage Notes (being the same day of the calendar month), PROVIDED, that the Maturity Date shall no be no later than November 30, 2013.

     "MAXIMUM RATE" has the meaning specified in SECTION 9.10.

     "MINIMUM FACILITIES" means, with respect to the Hard Rock Hotel & Casino Biloxi, a casino with at least 1,350 slot machines and 45 table games, a hotel with at least 275 hotel rooms, three restaurants with seating for at least 1,000 people (including, without limitation, a Hard Rock Cafe), three bars (including without limitation, the top floor lounge), a 900 person capacity Hard Rock Live! branded entertainment venue and a parking structure for at least 1440 vehicles.

     "MISSISSIPPI BOND INDENTURE" means the Trust Indenture dated January 1, 2004, to be executed by the Mississippi Business Finance Corporation and U.S. Bank National Association, in form and substance reasonably satisfactory to the Investor, as it may be amended in accordance with the terms contained herein.

     "MISSISSIPPI BOND FINANCING DOCUMENTS" means, collectively the Mississippi Bond Indenture, the Mississippi Bond Loan Agreement, the Mississippi Bond Purchase Contract, the Series 2004 Bonds and the Series 2004 Note.

     "MISSISSIPPI BOND LOAN AGREEMENT" means the Loan Agreement dated January 1, 2004, to be executed by the Mississippi Business Finance Corporation and Premier in form and substance reasonably satisfactory to the Investor, as it may be amended in accordance with the terms contained herein.

     "MISSISSIPPI BOND PURCHASE CONTRACT" means the Bond Purchase Contract dated January 1, 2004, to be executed by the Mississippi Business Finance Corporation and Premier Finance in form and substance reasonably satisfactory to the Investor, as it may be amended in accordance with the terms contained herein.

     "MISSISSIPPI BUSINESS FINANCE CORPORATION" means the Mississippi Business Finance Corporation, a public corporation organized and existing under the laws of the State of Mississippi.

     "MULTIEMPLOYER PLAN" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrowers or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

     "MUSIC-THEMED FACILITY" means a facility (including a hotel) that includes in its name, is licensed or endorsed by, or has a substantial portion of its design based on, or is otherwise identified with, music, any genre of music, any musician, musical personality or musical group.

     "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of dividends or distributions on preferred interests, excluding, however: (a) any gain (but not loss), together with any related provision for taxes or Tax Distributions on such gain (but not loss), realized in connection with: (i) any Asset Sale; or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (b) any extraordinary gain (but not loss), together with any related provision for taxes or Tax Distributions on such extraordinary gain (but not loss), less, in each case of any Person that is a partnership or a limited liability company, the Tax Amount of such Person for such period.

     "NET PROCEEDS" means the aggregate cash proceeds received by either Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, and taxes or Tax Distributions attributable to such Asset Sale paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "NEW LENDING OFFICE" has the meaning specified in SECTION 2.9(e).

     "NON-RECOURSE DEBT" means Indebtedness: (a) as to which neither Premier nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender; (b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of Premier or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Premier or any of its Restricted Subsidiaries.

     "NON-U.S. INVESTOR" has the meaning specified in SECTION 2.9(e).

     "NOTES" means the junior subordinated notes, dated as of the Funding Date, in the aggregate principal amount of $10,000,000 from the Borrowers made payable severally to the Holders and evidencing the Borrowers' repayment obligation for the loan by the Holders to the Borrowers described in SECTION 2.1, together with all other notes accepted from time to time in substitution, renewal or replacement for all or any part thereof including pursuant to SECTION 9.21.

     "OBLIGATIONS" means all indebtedness, advances pursuant to this Agreement or otherwise, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by either Borrower to the Holders, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, in each case arising under this Agreement or any of the other Investment Documents. The term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Borrower, whether or not allowed in such proceeding), any premiums, penalties or charges imposed in connection with the prepayment of the Notes, fees, charges, expenses, reasonable attorneys' fees incurred, and any other sum chargeable to the Borrowers under this Agreement or any other Investment Document.

     "OFFERING" means the issuance and sale of the First Mortgage Notes on the date of the Indenture.

     "OFFERING MEMORANDUM" means the Offering Memorandum related to the Offering, as amended or supplemented.

     "OPERATING" means: (a) no Biloxi Gaming License has been revoked or suspended; (b) all Liens (other than Permitted Liens) related to the development, construction and equipping of, and beginning operations at, the Hard Rock Hotel & Casino Biloxi have been discharged or, if payment is not yet due or if such payment is contested in good faith by Premier, sufficient funds remain in the Construction Disbursement Account to discharge such Liens; (c) the Hard Rock Hotel & Casino Biloxi is in a condition (including installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business; and (d) the Hard Rock Hotel & Casino Biloxi is open to the public, operating with the Minimum Facilities and operating in accordance with applicable law in all material respects.

     "OPERATING DEADLINE" means December 31, 2005.

     "OTHER TAXES" has the meaning specified in SECTION 2.9(b

     "OWNER CONTRACTOR AGREEMENT" means the Agreement Between Owner and Contractor, dated as of December 24, 2003, between Premier and the Construction Manager, as in effect on the date of the Indenture or as amended in accordance with the Indenture.

     "PERMITTED INDEBTEDNESS" has the meaning specified in SECTION 7.1(b).

     "PERMITTED INVESTMENTS" means: (a) any Investment in Premier or in a Restricted Subsidiary of Premier; (b) any Investment in Cash Equivalents or Government Securities; (c) any Investment by Premier or any Restricted Subsidiary of Premier in a Person, if as a result of such Investment: (i) such Person becomes a Restricted Subsidiary of Premier; or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Premier or a Restricted Subsidiary of Premier; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant contained in SECTION 7.5(d); (e) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Premier; (f) any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of Premier or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or

(ii) litigation, arbitration or other disputes with Persons who are not Affiliates of Premier or any of its Restricted Subsidiaries; (g) Investments represented by Hedging Obligations; (h) loans or advances to employees made in the ordinary course of business of Premier or a Restricted Subsidiary of Premier in an aggregate principal amount not to exceed $1.0 million at any one time outstanding; (i) any Investment made in settlement of gambling debts incurred by patrons of any casino owned or operated by Premier or any of its Restricted Subsidiaries which settlements have been entered into in the ordinary course of business; (j) other Investments in any Person other than an Affiliate of Premier or any of its Restricted Subsidiaries having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) that are at the time outstanding, not to exceed $1.0 million; and (k) Investments not to exceed $60 million in the aggregate represented by the Series 2004 Bonds.

     "PERMITTED LIENS" means: (a) Liens on the assets of the Borrowers created by the Indenture and the Collateral Documents (as defined in the Indenture); (b) Liens in favor of the Borrowers; (c) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Premier or any Restricted Subsidiary of Premier; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Premier or any of its Restricted Subsidiaries; (d) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Premier or any Restricted Subsidiary of Premier, PROVIDED that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition; (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (f) Liens to secure FF&E Financing permitted by SECTION 7.1(b)(iv) herein, covering only the FF&E acquired with such FF&E Financing, or, if the FF&E so acquired with such FF&E Financing is to be located on the Casino Vessel, a Lien under a second ship mortgage on the Casino Vessel; PROVIDED, HOWEVER, that this clause (f) shall not apply to any FF&E Financing that is in the form of Additional Notes (as defined in the Indenture); (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; (h) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business; (i) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of such properties or materially impair their use in the operation of the business of such Person; (j) Liens created for the benefit of (or to secure) the First Mortgage Notes (or Guarantees of the First Mortgage Notes); (k) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the Indenture, but only to the extent such Permitted Refinancing Indebtedness is not in the form of First Mortgage Notes issued after the date of the Indenture; PROVIDED, HOWEVER, that: (A) such Permitted Refinancing Indebtedness is not exchanged for, and the net proceeds thereof are not used to refund, refinance, replace, defease or discharge any First Mortgage Notes; (B) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(C) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Referencing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement; (l) Liens imposed by operation of federal admiralty law incurred in the ordinary course of business, and Liens on deposits made to obtain the release of such Liens, if (A) for charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, properly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as is required to be in conformity with GAAP has been made therefore, and (B) Premier is otherwise in compliance with the terms and conditions of the Preferred Ship Mortgage applicable to such Lien, including, without limitation, (i) liens for the wages of a stevedore, (ii) liens for general average contribution, (iii) liens for unpaid crew wages and (iv) liens for salvage costs; (m) Liens on assets or property of Premier or any of its Restricted Subsidiaries arising by reason of any attachment or judgement not constituting an Event of Default under the Indenture, so long as (A) such Liens are being contested in good faith by appropriate proceedings, and (B) such Liens are adequately bonded or adequate reserves have been established on the books of the applicable Person in accordance with GAAP; and (n) Liens contemplated by the Mississippi Bond Financing Documents.

     "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of either Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of either Borrower or any of its Restricted Subsidiaries (other than intercompany indebtedness); PROVIDED, HOWEVER, that:
(a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith); (b) to the extent that such Permitted Refinancing Indebtedness is not in the form of Additional Notes (as defined in the Indenture), such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (d) such Indebtedness is incurred either by a Borrower or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "PIK AMOUNT" shall have the meaning set forth in the Notes.

     "PIK INTEREST" means, with respect to any Indebtedness, accrued interest on such Indebtedness that is not payable in cash but is added to the principal balance and due at maturity of such Indebtedness.

     "PLAN" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrowers or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "PLANS" means all drawings, plans and specifications prepared by or on behalf of Premier as the same may be amended or supplemented from time to time as specified in the Disbursement Agreement and, if required, submitted to and approved by the appropriate regulatory authorities, which describe and show the Hard Rock Hotel & Casino Biloxi and the labor and materials necessary for the construction thereof.

     "PREFERRED STOCK" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "PROHIBITED TRANSACTION" means a prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Code.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "REAL PROPERTY" means, collectively, all real property owned by the Borrowers or in which the Borrowers have a leasehold interest and all real property hereafter acquired by the Borrowers in fee or by means of a leasehold interest, including all real property on which the Borrowers' Business is now or hereafter conducted (including without limitation the real property that is subject of the Tidelands Lease), together with all goods located on any such real property that are or may become "fixtures" under the law of the jurisdiction in which such real property is located.

     "RECEIVER" means any receiver, trustee, custodian, liquidator, or similar fiduciary.

     "RELATED PARTY" means: (a) any controlling stockholder or 80% (or more) owned Subsidiary of AA Capital; or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of AA Capital and/or such other Persons referred to in the immediately preceding clause (a).

     "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

     "REMEDIAL ACTION" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

     "REPAYMENT CHARGE" has the meaning specified in SECTION 2.3 of this Agreement.

     "REPORTABLE EVENT" means: (a) any "reportable event" within the meaning of
Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); (b) any such "reportable event" subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA; (c) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code; and (d) a cessation of operations described in Section 4062(e) of ERISA.

     "RESPONSIBLE OFFICER" of any Person means its president, chief executive officer, any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

     "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR DEBT" means all of the following: (a) the sum of the aggregate principal indebtedness advanced from time to time under the Indenture plus the aggregate principal of any Indebtedness permitted to be issued pursuant to Sections 7.1(a) and 7.1(b)(ii-iv and vi-ix), up to a maximum aggregate principal indebtedness that shall not exceed $185,000,000, as reduced from time to time by all payments and prepayments of principal outstanding thereunder; (b) all interest accrued and accruing on the aggregate principal outstanding under the Indenture from time to time; (c) all other reasonable fees or monetary obligations owed under the Indenture; and (d) all reasonable costs incurred by the Senior Lenders under the Indenture in commencing or pursuing any enforcement action(s) with respect to the amounts described in clauses (a) through (c), including reasonable attorneys' fees and disbursements incurred.

     "SENIOR LENDERS" means the lenders providing the Senior Debt under the Indenture.

     "SERIES 2004 BONDS" means the Mississippi Business Finance Corporation Development Bonds, Series 2004 (Premier Entertainment Biloxi, LLC Project) issued by the Mississippi by the Mississippi Business Finance Corporation to Premier Finance pursuant to the Mississippi Bond Indenture and the Mississippi Bond Purchase Contract in an aggregate principal amount not to exceed $60,000,000.

     "SERIES 2004 NOTE" means the Promissory Note executed by Premier in favor of the Mississippi Business Finance Corporation pursuant to the Mississippi Bond Loan Agreement in an aggregate principal amount not to exceed $60,000,000.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "SINGLE PURPOSE ENTITY" means a Person which is a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter: (a) if such Person is the Borrower, has not owned and shall not own any asset other than as necessary, advisable or desirable to conduct the Borrowers' Business; (b) if such Person is a Borrower, such Person has not engaged and shall not engage, directly or indirectly, in any business other than the Borrowers' Business; (c) has not acquired, and will not acquire, obligations or securities of its partners, members or shareholders; (d) has been and expects to remain Solvent and pay its own liabilities, Indebtedness and obligations of any kind, including all administrative expenses, as the same shall become due; has paid its own liabilities from its own separate assets, and it shall pay all such liabilities, Indebtedness and obligations from its own separate assets; (e); has maintained and shall maintain bank accounts separate from any other Person; (f) has maintained and shall maintain separate books and records and shall prepare separate financial statements which are not consolidated or combined with the financial statements of any other Person; (g) has not, and at all times shall not hold itself out to the public or any other Persons, as being other than, a legal entity separate and distinct from any other Person (including any Affiliate); (h) has not commingled and shall not commingle its funds and assets with those of any other Person; (i) has and shall maintain its assets in such manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person; (j) has not and shall not hold itself out to be responsible for the debts or obligations of any other Person; (k) has not and will not fail to correct any known misunderstandings regarding its separate identity; (l) has kept and shall keep its assets separately identified, maintained and segregated and has maintained and shall maintain all accounts in its own name and with its own tax identification number, separate from those of any Affiliates or any other Person; (m) has allocated and will allocate fairly and reasonably shared expenses, including shared office space and has used and will continue to use separate stationary, invoices and checks; and (n) other than as contained in its applicable operating agreement does not have and will not have any obligation to indemnify its partners, members, managers, directors, officers, representatives, or shareholders or if it has such an obligation, such obligation is fully subordinated to the Obligations and such indemnifications obligations will not constitute a claim against such Person if cash flow in excess of the Obligations is not sufficient to satisfy such indemnification obligations.

     "SOLVENT" means, as used to describe any Person, that such Person (a) owns assets whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (b) is able to pay all of its Indebtedness as such Indebtedness matures and (c) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

     "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "SUBSIDIARY" means, with respect to any specified Person: (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or equityholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "TAX AMOUNT" means, with respect to any Person for any period, the combined federal, state and local income taxes that would be paid by such Person if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such period; PROVIDED, HOWEVER, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if such Person were a Delaware corporation shall be taken into account. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from such Person's reorganization as or change in the status of a corporation.

     "TAX DISTRIBUTIONS" means a distribution in respect of taxes to the members of Premier pursuant to SECTION 7.6(b)(iv).

     "TAXABLE INCOME" means, with respect to any Person for any period, the taxable income or loss of such Person for such period for federal income tax purposes; PROVIDED, that (1) all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss, (2) any basis adjustment made in connection with an election under Section 754 of the Code shall be disregarded and (3) such taxable income shall be increased or such taxable loss shall be decreased by the amount of any interest expense incurred by such Person that is not treated as deductible for federal income tax purposes by a partner or member of such Person.

     "TAXES" has the meaning specified in SECTION 2.9(a).

     "TIDELANDS LEASE" means the Public Trust Tidelands Lease, dated as of October 27, 2003, between the Secretary of State, with the approval of the Governor, for and on behalf of the State of Mississippi, as lessor and Premier, as lessee, with respect to the tidelands on which the Casino Vessel is to be located, as in effect on the date of the Indenture or as amended in accordance with the Indenture.

     "TRANSACTION" has the meaning specified in SECTION 4.2.

     "TRANSFER" means the sale, assignment, lease, transfer, mortgaging, encumbering or other disposition, whether voluntary or involuntary, and whether or not consideration is received therefor.

     "UNRESTRICTED SUBSIDIARY" means any Subsidiary of Premier (other than Premier Finance Biloxi Corp.) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) except as permitted by SECTION 7.7 herein, is not party to any agreement, contract, arrangement or understanding with Premier or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Premier or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Premier; (c) is a Person with respect to which neither Premier nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Premier or any of its Restricted Subsidiaries. Any designation of a Subsidiary of Premier as an Unrestricted Subsidiary shall be evidenced to the Holders by filing with the Holders a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by this Agreement. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Premier as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant contained in SECTION 7.1 of this Agreement, Premier shall be in default of such covenant. The Board of Directors of Premier may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Premier of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant contained in SECTION 7.1 of this Agreement, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation.

     "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

     "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

     SECTION 1.2 TERMS GENERALLY. The definitions in SECTION 1.1 apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "include,"

"includes" and "including" are deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules are deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Investment Document means such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature are construed in accordance with GAAP, as in effect from time to time.

                                   ARTICLE II.
                                 THE INVESTMENT

     SECTION 2.1 FUNDING. At any time after the Closing through March 31, 2004, upon written request from the Borrowers in substantially the form attached hereto as EXHIBIT C (the "FUNDING REQUEST"), and if the conditions set forth in
Section 3.2 hereof have been satisfied, the Investor will lend to the Borrowers the aggregate sum of $10,000,000. All such indebtedness shall be evidenced by, and is to be repaid according to the terms of, one or more Notes, a form of which is attached hereto as EXHIBIT D. The date upon which the consummation of the transactions set forth in this Section 2.1 occurs shall be referred to herein as the "FUNDING DATE".

     SECTION 2.2 SENIOR DEBT. The Holders' rights under the Notes and this Agreement are subordinate as to right of payment only to the Senior Debt pursuant to the Intercreditor Agreement.

     SECTION 2.3 REPAYMENT OF NOTES. Subject to the terms of SECTION 2.7 and the Intercreditor Agreement, all unpaid principal amounts and accrued and unpaid interest under the Notes, and all other Obligations of the Borrowers to the Holders due and owing hereunder and under the Notes shall be paid upon the earliest of (a) the date of acceleration of the Notes pursuant to ARTICLE VIII,
(b) the date of redemption pursuant to SECTION 2.6 OR 2.7 and (c) the Maturity Date, in immediately available Dollars, without set-off, defense or counterclaim, subject in all such cases, to the Borrowers' obligations to pay a repayment charge (the "REPAYMENT CHARGE") of 3% of any principal (including any PIK Amounts, as defined in the Notes, which have been added to the principal balance in accordance with the terms of the Notes), but not interest, repaid.

     SECTION 2.4 INTEREST ON THE NOTES. Subject to the provisions of SECTION 2.5, the Notes shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at the Interest Rate, payable in accordance with the Notes.

     SECTION 2.5 DEFAULT INTEREST. If any Event of Default exists, whether or not such default is declared, the Borrower shall pay interest, to the extent permitted by law, on amounts due under the Notes so long as such Event of Default is continuing (after as well as before judgment) at the Interest Rate plus 2%.

     SECTION 2.6 PREPAYMENT. The Borrower may, at any time and from time to time, to the extent permitted by the Indenture and the Intercreditor Agreement, prepay the Notes, in whole or in part, upon at least 15 days but no more than 60 days prior written or facsimile notice (or telephone notice promptly confirmed by written or facsimile notice) to the Holders before

1:00 p.m., New York time, subject to the Repayment Charge. Any partial prepayments shall be made in increments of $50,000 and shall be applied PRO RATA to amounts outstanding under the Notes. On the date of prepayment, the Borrower shall pay to the Holders of the Notes being prepaid pursuant to this Section, the price specified above, by wire transfer of immediately available funds to an account designated in advance in writing by such Holder. Concurrently therewith, each Holder of Notes being prepaid in full shall deliver to the Borrower the original copy of its Note or an affidavit of loss thereof in a form that is reasonably satisfactory to the Borrower. Any notice of prepayment made by the Borrower pursuant to this SECTION 2.6 shall be irrevocable without the written consent of the Holders.

     SECTION 2.7 MANDATORY PREPAYMENT OF THE NOTES.

          (a) Subject to the Intercreditor Agreement, the Borrowers' obligations under the Notes and this Agreement are not assumable. In the event
(i) of a Change of Control; or (ii) of the termination of the Hard Rock License Agreement and if the Hard Rock Hotel & Casino Biloxi becomes owned, operated or licensed by an HRC Competitor or is operated as a Music-Themed Facility, each Holder shall have the right (but not the obligation) to require the Borrower to prepay all of the Notes held by such Holder for an amount equal to the then outstanding principal balance, all accrued but unpaid interest thereon, plus all PIK Interest and all applicable Repayment Charges due under SECTION 2.3 above, and pay in full all of the other Obligations owing to such Holder, which amount shall be calculated on the date of prepayment and be payable in cash on such date. Within two Business Days of the occurrence of one of the events described in clauses (i)-(ii) above, the Borrowers shall provide written notice to the Holders setting forth such event, the date of such event and, if applicable, the material terms or circumstances thereof. If a Holder elects to require the Borrowers to prepay pursuant to this SECTION 2.7, such Holder shall exercise this right by providing written notice to the Borrowers ("PREPAYMENT NOTICE"). All prepayments required under this SECTION 2.7(a) shall be made by Borrowers within 5 Business Days of receipt of a Prepayment Notice. On the date of prepayment, the Borrowers shall pay to any Holders of the Notes being prepaid pursuant to this SECTION 2.7(a), the price specified above, by wire transfer of immediately available funds to an account designated by such Holder in the Prepayment Notice. Concurrently therewith, each Holder of Notes being prepaid shall deliver to the Borrowers the original copy of its Notes or an affidavit of loss thereof in a form that is reasonably satisfactory to the Borrowers.

          (b) Within fifteen (15) Business Days after the Borrowers shall have submitted to the Holders their quarterly financial statements pursuant to
SECTION 6.4(b) in respect of any fiscal quarter of the Borrowers, then, to the extent that the Borrowers are permitted under Section 4.07 of the Indenture to make any payments set forth in clause (5) of the definition of "Permitted Rank Payments" set forth in the Indenture, the Borrowers shall make a prepayment of the Obligations equal to 100% of such amounts, comprised of (i) 50% of Premier's Consolidated Net Income for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Initial Operating Date to the end of Premier's most recently ended fiscal quarter for which internal financial statements are available at the time of such payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); PLUS (ii) 100% of the aggregate net cash proceeds received by Premier since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Premier (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable

Disqualified Stock or convertible or exchangeable debt securities of Premier that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Premier), PLUS (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, PLUS (iv) to the extent that any Unrestricted Subsidiary of Premier designated as such after the date of the Indenture is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (A) the Fair Market Value of Premier's Investment in such Subsidiary as of the date of such redesignation or (B) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the Indenture, PLUS (v) 50% of any cash dividends received by Premier or any of its Restricted Subsidiaries after the date of the Indenture from an Unrestricted Subsidiary of Premier, to the extent that such dividends were not otherwise included in Consolidated Net Income of Premier for such period, and PROVIDED, FURTHER, that at the time of such payment (A) Premier's long-term Indebtedness after giving effect to such payment does not then exceed $165 million; (B) the Consolidated Cash Flow for the Borrowers for the four most recently completed fiscal quarters in which the Hard Rock Hotel & Casino Biloxi has been Operating shall be at least $33 million; (C) the Hard Rock Hotel & Casino Biloxi shall have been Operating for at least four fiscal quarters after the Initial Operating Date with Minimum Facilities; (D) Premier shall have a cash balance of at least $10 million after giving effect to such payment; (E) the ratings of the First Mortgage Notes by each of Moody's Investor Services, Inc. and Standard & Poor's Ratings Group, respectively, are equal to or higher than the respective ratings by each of Moody's Investor Services, Inc. and Standard & Poor's Ratings Group when the First Mortgage Notes were issued on the date of the Indenture and (F) there shall be no Event of Default (as defined in the Indenture) under the Indenture.

     SECTION 2.8 PAYMENTS.

          (a) The Borrowers shall make each payment (including principal of or interest or Repayment Charges on the Notes or other amounts) hereunder and under any other Investment Document not later than 1:00 P.M., New York time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment shall be made to each Holder pursuant to written instructions from such Holder to the Borrowers at least one Business Day prior to such payment, including pursuant to wire transfer instructions.

          (b) Whenever any payment (including principal of or interest or Repayment Charge on the Notes or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest.

     SECTION 2.9 TAXES.

          (a) Any and all payments by or on behalf of the Borrowers hereunder and under any Investment Document shall be made, in accordance with SECTION 2.8, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) income taxes imposed on the net income of a Holder AND (ii) franchise taxes imposed on the net income of a Holder, in each case by the jurisdiction under the laws of which such Holder is organized or qualified to do business or a jurisdiction or any political subdivision thereof in which the Holder engages in business activity other than activity arising solely from the Holder having executed this Agreement and having enjoyed its rights and performed its obligations under this Agreement or any Investment Document or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "TAXES"). If the Borrowers must deduct any Taxes from or in respect of any sum payable hereunder or under any other Investment Document to a Holder, (i) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.9) such Holder shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the Governmental Authority in accordance with Applicable Law.

          (b)  In addition, if applicable and if not paid in accordance with
Section 2.9(a) above, the Borrowers will pay to the relevant Governmental Authority in accordance with Applicable Law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any Investment Document, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Investment Document ("OTHER TAXES").

          (c) Subject to SECTION 2.9(f) below, the Borrowers agree to indemnify each Holder for the full amount of Taxes and Other Taxes paid by such Holder and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by such Holder absent manifest error, shall be final conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date such Holder makes written demand therefor. The Borrowers shall have the right to receive that portion of any refund of any Taxes and Other Taxes received by a Holder for which the Borrowers have previously paid any additional amount or indemnified such Holder and which leaves the Holder, after the Borrower's receipt thereof, in no better or worse financial position than if no such Taxes or Other Taxes had been imposed or additional amounts or indemnification paid to the Holder. The Holder shall have sole discretion as to whether (and shall in no event be obligated) to make any such claim for any refund of any Taxes or Other Taxes.

          (d) As soon as practicable (and in any event within 60 days) after the date of any payment of Taxes or Other Taxes by the Borrowers to the relevant Governmental Authority, the Borrowers will deliver to each Holder, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

          (e) Any transferee of a Holder, with respect to a Note, if organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "NON-U.S. INVESTOR") shall deliver, to the extent legally able to do so, to the Borrowers two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI or other applicable form, or, in the case of a Non-U.S. Investor claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Investor delivers a Form W-8, a certificate representing that such Non-U.S. Investor is not a bank for purposes of Section 881(c) of the Code, is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrowers and is not a controlled foreign corporation receiving interest from a related person (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Investor claiming exemption from U.S. Federal withholding tax on payments by the Borrowers under this Agreement and the Investment Documents. Such forms shall be delivered by each Non-U.S. Investor on or before the date it becomes a party to this Agreement and on or before the date, if any, such Non-U.S. Investor changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Non-U.S. Investor shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Investor. Notwithstanding the foregoing, no Non-U.S. Investor shall be required to deliver any form pursuant to this paragraph (e) that such Non-U.S. Investor is not legally able to deliver.

          (f) The Borrowers shall not be required to indemnify any Non-U.S. Investor or to pay any additional amounts to any Non-U.S. Investor, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Investor became a party to this Agreement or, with respect to payments to a New Lending Office, the date such Non-U.S. Investor designated such New Lending Office with respect to the Notes; PROVIDED, HOWEVER, that this paragraph (f) shall not apply to (x) any Non-U.S. Investor as a result of an assignment, participation, transfer or designation made at the request of the Borrowers and (y) to the extent the indemnity payment or additional amounts any Holder would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Holder would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Investor to comply with the provisions of paragraph (e) above or (iii) such Non-U.S. Investor is treated as a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3 or any successor provision.

          (g) Nothing contained in this SECTION 2.9 shall require a Holder to make available any of its tax returns (or any other information that it reasonably deems to be confidential or proprietary), unless the amount required to be paid by Borrowers exceeds $25,000 and Borrowers sign a reasonable confidentiality agreement relating to such tax returns and other information.

     SECTION 2.10 USE OF PROCEEDS. The Borrowers shall use the proceeds of the loan by the Investor for the design, development, construction, ownership and operation of the Hard Rock Hotel & Casino Biloxi. The proceeds of the loan made hereunder shall be disbursed in accordance with the provisions of the Disbursement Agreement.

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

                                  ARTICLE III.
                                   CONDITIONS

     SECTION 3.1 CONDITIONS TO CLOSING. The obligations of the Investor to enter into this Agreement and to perform its obligations hereunder is subject to the satisfaction of the following conditions on or prior to the Closing Date:

          (a) The representations and warranties set forth in ARTICLE IV hereof shall be true and correct in all material respects on and as of the Closing Date.

          (b) The Borrowers shall be in compliance with all the terms and provisions set forth herein and in each other Investment Document on their part to be observed or performed, and at the time of and immediately after the Closing Date no Event of Default or Default shall have occurred and be continuing.

          (c) Premier shall be in compliance with all the terms and provisions set forth in the Hard Rock License Agreement on its part to be observed or performed, and the Hard Rock License Agreement shall be in full force and effect.

          (d)  The Investor shall have received the following items:

               (i) a written opinion of counsel to the Borrowers (A) dated the Closing Date, (B) addressed to the Investor and (C) covering such matters relating to the Investment Documents as the Investor shall reasonably request;

               (ii) for each Borrower: (A) a copy of the certificate or articles of incorporation or analogous organizational documents, including all amendments thereto, of such Borrower, certified as of a recent date by the Secretary of State of the jurisdiction of its organization, and a certificate as to the good standing of such Borrower as of a recent date, from such Secretary of State; (B) a certificate of the Secretary or Assistant Secretary of such Borrower dated the Closing Date and certifying
     (1) that attached thereto is a true and complete copy of the by-laws or analogous operational documents or agreements of such Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (2) below, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower authorizing the execution, delivery and performance of the Investment Documents to which such Person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (3) that the certificate or articles of incorporation or analogous organizational documents of such Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (A) above, and
     (4) as to the incumbency and specimen signature of each officer executing any Investment Document or any other document delivered in connection herewith on behalf of such Borrower; and (C) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary of such Borrower executing the certificate pursuant to
     (B) above;

               (iii) all amounts due and payable to the Investor on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder; and

               (iv) the Audited Financials and Interim Financials, as described in SECTION 4.6.

          (e) The Borrowers shall not have outstanding any Indebtedness other than the Indebtedness listed on SCHEDULE 4.7.

          (f) No event that has or reasonably would be expected to result in a Material Adverse Change shall have occurred since September 30, 2003.

          (g) The Investor shall have received such other documents, instruments and information as the Investor may reasonably request.

     SECTION 3.2 CONDITIONS TO FUNDING. The obligations of the Investor to perform its obligations hereunder on the Funding Date is subject to the satisfaction of the following conditions on or prior to the Funding Date:

          (a) The representations and warranties set forth in ARTICLE IV hereof, as modified by the Funding Request, shall be true and correct in all material respects as if such representations and warranties were made on and as of the Funding Date, except those which expressly relate to an earlier date.

          (b) Premier shall be in compliance with all the terms and provisions set forth in the Hard Rock License Agreement on its part to be observed or performed, and the Hard Rock License Agreement shall be in full force and effect.

          (c) First Mortgage Notes with gross proceeds in excess of $140,000,000 shall be issued by the Borrowers pursuant to the Indenture prior to, or concurrent with, the funding with this transaction.

          (d) AA Capital shall invest $50,000,000 in the form of an equity contribution to the Borrowers prior to, or concurrent with, the funding with this transaction.

          (e) The Investor shall have received the following items as of the Funding Date:

                (i)   the Notes, duly executed by the Borrowers;

                (ii)  a Funding Request, duly executed by the Borrowers;

                (iii) all amounts due and payable on or prior to the Funding Date, including reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Investment Document;

                (iv) evidence that any Licenses (including, without limitation, the site approval, the site development plan approval and the approval of the issuance by the Borrowers of the Notes, each issued by the Mississippi Gaming Commission) that, in the reasonable judgment of the Investor, are required have been obtained;

                (v) either (A) a favorable written opinion of local gaming counsel to the Borrowers (1) dated the Funding Date, (2) addressed to the Investor and (3) covering such matters as the Investor shall reasonably request, or (B) a written finding from the Mississippi Gaming Commission that no finding of suitability is required for the Investor or any of its affiliates to participate in the transactions contemplated by this Agreement;

                (vi) copies of all resolutions (including resolutions adopted as written consents) adopted by Premier after the date hereof and prior to the Funding Date, as well as any copies of any minutes of any meetings of the Board of Directors of Premier and materials distributed to members thereof during such period; PROVIDED FURTHER that, notwithstanding the requirement that such materials be provided prior to the Funding Date, Premier agrees to forward copies of such materials to the Investor as soon as reasonably practicable following their adoption and/or distribution; and

                (vii) the First Mortgage Notes, the Indenture, the Intercreditor Agreement, the Mississippi Bond Indenture, a specimen Series 2004 Bond, the Mississippi Bond Loan Agreement, the Mississippi Bond Purchase Contract, the Series 2004 Note and any other agreements, documents or instruments related thereto, duly executed by the parties thereto, certified as true and correct copies thereof by a duly authorized officer of Premier, each of which shall be in full force and effect and in form and substance reasonably satisfactory to the Investor, and with respect to the Indenture and the Intercreditor Agreement, shall contain provisions reasonably satisfactory to the Investor (A) permitting the Borrowers to make any payments required to be made pursuant to SECTION 2.7(a)(ii) and SECTION 2.7(b) hereunder, and expressly excluding such payments required under SECTION 2.7(a)(ii) by the Borrowers from any "Restricted Payments" provision or like provisions that would otherwise block or delay such payments from being made in the time, manner and place set forth herein; and (B) with respect to the subordination of the Obligations to a maximum aggregate principal amount of Senior Debt of $185 million.

          (f) No event that has or reasonably would be expected to result in a Material Adverse Change shall have occurred since the Closing Date.

          (g) The Borrowers shall be in compliance with all the terms and provisions set forth herein and in each other Investment Document on their part to be observed or performed, and at the time of and immediately after the Funding Date, no Event of Default or Default shall have occurred and be continuing.

          (h) The Borrowers shall have entered into the Owner Contractor Agreement with the guaranteed maximum price not to exceed $85,000,000.

          (i) The Borrowers shall have paid all accrued fees and expenses of the Investor to the extent payable by the Borrowers under Section 9.6.

          (j) In the event that the equity financing or capital structure of either Borrower as set forth on Schedule 4.8, has changed in any material way, including, without limitation, any changes in AA Capital or the equity amount to be invested into either Borrower by AA Capital or any change in the amount or type of debt or other obligation to be issued by either Borrower, the Investor shall have completed a due diligence investigation to its satisfaction with respect to such change. In this regard, the Borrowers will furnish to the Investor such information as the Investor may reasonably request in order to enable the Investor to complete the required due diligence.

          (k) The Investor shall have received such other documents, instruments and information as the Investor may reasonably request.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Investor to enter into this Agreement, the Borrowers jointly and severally represent and warrant to the Investor on the Closing Date (which representations and warranties shall survive the execution and delivery of this Agreement) that, except as set forth on the disclosure schedules attached hereto:

     SECTION 4.1 ORGANIZATION; POWERS. Each Borrower: (a) is a corporation or a limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or limited liability company power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted; (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to be so qualified would not have or create a Material Adverse Effect; and (d) has the corporate or limited liability company power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby, and to borrow hereunder, as applicable.

     SECTION 4.2 AUTHORIZATION. The execution, delivery and performance by each Borrower of each of the Loan Documents to which such Borrower is or is to become a party and the obligations hereunder and thereunder (collectively, the "TRANSACTION"):

          (a) have been duly authorized by all necessary corporate or limited liability company action on the part of such Borrower; and

          (b) will not: (i) violate any Applicable Law, or the certificate or articles of incorporation or formation or other constitutive documents or by-laws or operating agreements of such Borrower, or any provision of any material indenture, agreement or other instrument to which such Borrower is a party or by which such Person or any of such Person's Property is or may be bound; (ii) result in a breach of or constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument; or (iii) result in the creation or imposition of any Lien (other than a Permitted Lien) upon or with respect to any Property now owned or hereafter acquired by such Borrower.

     SECTION 4.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document when executed and delivered by each Borrower will constitute, a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless or whether considered in a proceeding in equity or at law and the availability of the remedy of specific performance.

     SECTION 4.4 GOVERNMENTAL APPROVALS. Except as specifically disclosed on
SCHEDULE 4.4, each Borrower has all material governmental authorizations, approvals, consents, permits, licenses, certifications and qualifications, and has complied in all material respects with all applicable requirements of the United States, and other jurisdictions where such Person conducts business or owns property, to conduct its business as is presently conducted and to own, construct, erect, install, operate or maintain its facilities as they are presently operated (including, without limitation, the Biloxi Gaming License). No action, consent or approval or registration or filing with or any other action by any Governmental Authority is required in connection with the Transaction, except for such as have been made or obtained and are in full force and effect or which are listed on SCHEDULE 4.4.

     SECTION 4.5 BORROWER'S BUSINESS; SUBSIDIARIES. The Borrowers are, as of the Closing Date, exclusively engaged in the operation of the Borrowers' Business which is described on SCHEDULE 4.5. Premier has only one Subsidiary, Premier Finance. Premier Finance has no Subsidiaries.

     SECTION 4.6 FINANCIAL CONDITION.

          (a) Each Borrower has previously provided to the Investor a true and complete copy of the audited balance sheet of such Borrower as of June 30, 2003, and the related statements of income and cash flow of such Borrower for the fiscal year then ended (the "AUDITED FINANCIALS"). The Audited Financials were prepared in accordance with GAAP, are true and correct in all material respects and fairly present each Borrower's operations and their cash flows at such date and for the period then ended. The auditors have issued a qualified statement to the Borrowers concerning the Audited Financials, a copy of which is included with the Audited Financials.

          (b) Each Borrower has previously provided to the Investor a true and complete copy of the preliminary unaudited balance sheet of such Borrower as of September 30, 2003 and the related preliminary unaudited statements of income and cash flow of such Borrower for the nine month period then ended (the "INTERIM FINANCIALS"). The Interim Financials were prepared in accordance with GAAP (except that footnotes are omitted), are true and correct in all material respects and fairly present each Borrower's operations and their cash flows at such date and for the period then ended, subject to normal and immaterial year-end adjustments.

          (c) Premier has previously provided the Investor with pro forma consolidated and consolidating balance sheets of the Borrowers as of September 30, 2003, giving effect to the

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incurrence of the full amount of Indebtedness contemplated under this Agreement and the full amount of Senior Debt permitted to be incurred hereunder, and the use of the proceeds thereof, and the related consolidated statements of projected cash flow, projected retained earnings and projected income for such fiscal year (the "PROJECTED STATEMENTS"). The Projected Statements are based on estimates, information and assumptions believed by the Borrower to be reasonable and the Borrowers have no reason to believe, in the light of conditions existing at the time of delivery, that such projections are incorrect or misleading in any material respect.

     SECTION 4.7 INDEBTEDNESS. SCHEDULE 4.7 contains a complete and accurate list of all Indebtedness (whether liquidated or unliquidated, mature or not yet mature, absolute or contingent, secured or unsecured) of the Borrowers. Neither of the Borrowers is in default or to its knowledge alleged to be in default in any material respect with respect to any of its liabilities listed in the Audited Financials or the Interim Financials.

     SECTION 4.8 OWNERSHIP AND CONTROL. Attached hereto as SCHEDULE 4.8 is an accurate and complete list of the following information: (a) the authorized capitalization of each Borrower as of the date hereof; (b) the number of shares or membership interests, as the case may be, of each class of the issued Capital Stock of each Borrower and the number of outstanding shares thereof; (c) the number of shares covered by all convertible securities and all options, warrants and similar rights held with respect to the Capital Stock of each Borrower; (d) the names of the record owners of all such shares of Capital Stock and all such convertible securities, options, warrants and similar rights and the number of shares held by each such record owner; and (e) the percentage of the outstanding shares of Capital Stock held by each Borrower.

     SECTION 4.9 NO MATERIAL ADVERSE CHANGE. Since the ending date of the Interim Financials, other than as disclosed in SCHEDULE 4.9 hereto, there has occurred no Material Adverse Change.

     SECTION 4.10 TITLE TO PROPERTIES; POSSESSION UNDER LEASES.

          (a) Each Borrower has good and marketable title to, or valid leasehold interests in, all its material properties and assets free and clear of Liens, other than Permitted Liens.

          (b) Attached hereto as SCHEDULE 4.10 is an accurate and complete list, as of the date hereof, of all leases of Real Property and other material leases to which any Borrower is a party or by which any Borrower, or any of its assets is bound, together with all amendments or supplements thereto (collectively, the "LEASES"). True and complete copies of each of the Leases have been made available to the Investors prior to the date hereof. Each of the Leases is as of the date hereof valid, binding and enforceable upon the Borrowers, and to the best of the Borrowers' knowledge, each of the other parties thereto in accordance with its terms, and remains in full force and effect. No Borrower is in default or, to Borrowers' knowledge, alleged to be in default in any material respect with respect to any of its obligations under any of the Leases (nor would be in default with the giving of notice, passage of time, or both), and, to the knowledge of the Borrower, no party other than any Borrower is in material default with respect to such party's obligations under any of the Leases (or would be in default with the giving of notice, passage of time, or both). Each Borrower's possession of any property leased by it has not been disturbed, nor, to Borrower's knowledge, has any claim been asserted against such Borrower that is or could reasonably be expected to be adverse to such Borrower's interests under any of the Leases. None of the Leases is subject to any material rights of set-off, recoupment or similar deduction or offset. No Borrower has assigned or encumbered any of its rights, title or interest in or under any of the Leases nor agreed to any oral modifications of any of the provisions of any of the Leases.

     SECTION 4.11 LITIGATION; COMPLIANCE WITH LAWS

          (a) Except as set forth on SCHEDULE 4.11 (the "LITIGATION SCHEDULE"), there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrowers, threatened against or affecting any Borrower or any business, Property or rights of any Borrower (i) that involve any Investment Document, the Hard Rock Hotel & Casino Biloxi, the Indenture, the First Mortgage Notes or the Transaction or
(ii) as to which there is a reasonable possibility of an adverse determination.

          (b) Except for matters set out in the Litigation Schedule, no Borrower nor any of their respective material properties or assets is in breach of, default under, or in violation of, nor will the continued operation of its material properties and assets as currently conducted violate: (a) any Applicable Law, decree, judgment, writ, injunction, or order of any Governmental Authority; or (b) any deed, lease, loan agreement, commitment, bond, note, deed of trust, restrictive covenant, license, indenture, contract, or other agreement, instrument or obligation to which it is a party or by which it is bound or to which its assets are subject.

     SECTION 4.12 CONTRACTS, ETC. Attached hereto as SCHEDULE 4.12 is an accurate and complete list of all material contracts to which any Borrower is a party or by which any Borrower or any of its assets is bound (collectively, the "CONTRACTS"). Each Borrower has entered into all Contracts necessary for the conduct of its business as presently conducted. True and complete copies of each of the Contracts has been made available to the Investor. Each of the Contracts is valid, binding and enforceable upon the Borrowers and, to the Borrowers' knowledge, each of the other parties thereto in accordance with its terms and remains in full force and effect. No Borrower is in default or, to the knowledge of the Borrowers, alleged to be in default in any material respect with respect to any of its obligations under any of the Contracts (nor would be in default with the giving of notice, passage of time, or both), and, to the knowledge of the Borrowers, no party other than the Borrowers or any of their Subsidiaries is in default with respect to such party's obligations under any of the Contracts (or would be in default with the giving of notice, passage of time, or both). No claim has been asserted against any Borrower that is or could be materially adverse to its interests under any of the Contracts. None of the Contracts is subject to any material rights of set-off, recoupment or similar deduction or offset. Except as listed on Schedule 4.12 or in connection with the First Mortgage Notes, no Borrower has assigned or encumbered any of its rights, title or interest in or under any of the Contracts nor agreed to any oral modifications of any of the material provisions of any of the Contracts.

     SECTION 4.13 NO SIDE AGREEMENTS; AFFILIATE TRANSACTIONS. Except as set forth in SCHEDULE 4.13, there exists no agreement or understanding calling for any payment or consideration from a customer or supplier of any Borrower to an officer, director, shareholder or manager of any Borrower with respect to any transaction between any Borrower and a supplier or customer. Except as set forth in SCHEDULE 4.13, no Borrower is a party to or bound by any agreement and arrangement (whether oral or written) to which any Affiliate of such Borrower is a party except upon fair and reasonable terms no less favorable to such Borrower than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

     SECTION 4.14 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Borrower is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

     SECTION 4.15 INSURANCE. Each Borrower has made available to the Investor insurance certificates and accurate and complete copies of the insurance binders or policies for all of the insurance maintained by such Borrower as listed on
SCHEDULE 4.15. Each Borrower has insurance in such amounts and covering such risks and liabilities as may be reasonable and prudent. Such insurance is in full force and effect and all premiums have been duly paid.

     SECTION 4.16 TAX RETURNS. Each Borrower and its Subsidiaries has filed or caused to be filed all Federal, state, and local tax returns which are required to have been filed by it or has filed extensions therefor and has paid or caused to be paid all taxes as and when due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which such Borrower shall have set aside on its books adequate reserves.

     SECTION 4.17 NO UNTRUE STATEMENTS OR MATERIAL OMISSIONS. None of the statements contained in any report, financial statement, exhibit or schedule furnished by or on behalf of the Borrowers to the Investor in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, contained or contains any untrue statement of material fact or omitted or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading as of the time when made or delivered.

     SECTION 4.18 EMPLOYEE BENEFIT MATTERS.

          (a) Attached hereto as SCHEDULE 4.18(a) is an accurate and complete list of each employee benefit plan (as defined in Section 3(3) of ERISA), and each Plan, each stock option, stock purchase, restricted stock, and incentive deferred compensation plan, and all other material plans, programs, arrangements or agreements currently in effect, established, maintained, or contributed to (or, for which there is any contribution obligation) by the Borrowers, or any ERISA Affiliate for the benefit of current or former employees, officers or directors of the Borrowers or any ERISA Affiliate. The Borrowers have made available to the Investor true and complete copies of each of the plans listed in SCHEDULE 4.18(a).

          (b)  Except as set forth in SCHEDULE 4.18(b), no Plan listed in
SCHEDULE 4.18(a) is a Multiemployer Plan, and none of either Borrower, or any ERISA Affiliate (i) would incur any "withdrawal liability" (within the meaning of Part 1 of Subtitle E of Title IV of ERISA ("WITHDRAWAL LIABILITY")) if it made a "complete withdrawal" or a "partial withdrawal" (both within the meaning of Part 1 of Subtitle E of Title IV of ERISA and both a "WITHDRAWAL") from each Multiemployer Plan to which it has an obligation to contribute and (ii) has incurred any Withdrawal Liability as a result of a past Withdrawal from a Multiemployer Plan.

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          (c)  With respect to each Plan, (i) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA or Code section 412, exists or existed at any time, (ii) no waiver of the minimum funding standards of Section 302 of ERISA and Code Section 412 has been requested from or granted by the Internal Revenue Service, and (iii) no lien in favor of any Plan has arisen under Section 302(f) of ERISA or Code Section 412(n).

          (d) There have been no Reportable Events, and the execution and performance of this Agreement will not constitute a Reportable Event. No Plan has been terminated since the effective date of ERISA which could result in any tax, penalty or liability being imposed upon either Borrower, any of their respective Subsidiaries, or any ERISA Affiliate.

          (e) To the knowledge of the Borrowers, neither Borrower, or any ERISA Affiliate, nor any predecessor-in-interest to any of them, has participated in, and the execution and performance of this Agreement will not involve any, Prohibited Transaction that could subject the Borrowers, or any ERISA Affiliate to any liability under ERISA or tax or penalty imposed by Code Section 4975.

          (f) Each Plan listed in SCHEDULE 4.18(a) is now and always has been operated in all material respects in accordance with Applicable Law and its terms, and all obligations required to be performed under each such Plan have been performed such that there is no material default or violation by any party to any such Plan. Each such Plan that is intended to be qualified under Code
Section 401(a) and each trust established in connection with any such plan that is intended to be exempt from federal income taxation under Code Section 501(a) has received a favorable determination letter from the Internal Revenue Service that it is so qualified or exempt, as applicable, any no fact or event has occurred since the date of such determination letter that could reasonably be expected to adversely affect the qualified status of such Plan or the exempt status of any such trust unless corrective actions were taken.

          (g) Except as set forth in SCHEDULE 4.18(g), the execution and performance of this Agreement will not (i) constitute a stated triggering event under any plan listed in SCHEDULE 4.18(a) that will result in any payment becoming due to any employee, officer, director or independent contractor of the Borrowers, or any ERISA Affiliate or (ii) accelerate the time of payment or vesting for, or increase the amount of any compensation or benefits due to any such individual.

          (h) All rights that are necessary to amend or terminate each of the Plans listed in SCHEDULE 4.18(a) without the consent of any other person have been reserved, and such rights to amend or terminate are enforceable.

     SECTION 4.19 ENVIRONMENTAL MATTERS.

          (a) To Borrowers' knowledge, the Real Property does not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws;

          (b) To Borrowers' knowledge, the Real Property and all operations of each Borrower and its Subsidiaries are in compliance with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect;

          (c) Neither Borrower has received any notice of an Environmental Claim in connection with the Real Property or the operations of the Borrowers or with regard to any Person whose liabilities for environmental matters the Borrowers has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, nor do the Borrowers have reason to believe that any such notice will be received or is being threatened; and

          (d) Hazardous Materials have not been transported from the Real Property, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be likely to give rise to liability under any Environmental Law, nor have the Borrowers retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials.

     SECTION 4.20 LABOR MATTERS. As of the date hereof, there are no strikes, lockouts or slowdowns against any Borrower pending or, to the actual knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of any Borrower have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. Except as disclosed in SCHEDULE 4.20 hereto, all payments due from any Borrower or for which any claim may be made against any Borrower , on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Borrower. The consummation of the Transaction, the development and operation of the Hard Rock Hotel & Casino Biloxi and the issuance of the First Mortgage Notes pursuant to the Indenture will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower or any of its Subsidiaries is bound.

     SECTION 4.21 EMPLOYEES. Attached hereto as SCHEDULE 4.21 is an accurate and complete list of all employment and compensation contracts, including all retirement benefit agreements not disclosed on SCHEDULE 4.18, between any Borrower and their respective officers and executives. The Borrowers have made available to the Investor accurate and complete copies of all such contracts. To the knowledge of the Borrowers, no officer, executive or other key employee of any Borrower has advised any Borrower (orally or in writing) that he or she intends to terminate employment with any Borrower.

     SECTION 4.22 SOLVENCY. Immediately after the consummation of the Transaction to occur on the Closing Date and after giving effect to the application of the proceeds of the investment: (a) the fair value of the assets of the Borrowers, in each case on a consolidated basis, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrowers , in each case on a consolidated basis, will be greater than the amount that will be required to pay the liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; and
(c) the Borrowers , in each case on a consolidated basis, will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as and when such debts and liabilities become absolute and matured.

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     SECTION 4.23 LICENSES. Except as set forth on SCHEDULE 4.23, each Borrower has good title to all of the Licenses (including without limitation the Biloxi Gaming License) necessary to operate the Borrowers' Business.

     SECTION 4.24 INTELLECTUAL PROPERTY. As of the Closing Date, each Borrower and each of its Restricted Subsidiaries owns or will own or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each patent, material trademark and material copyright and license owned by any Borrower is listed, together with application or registration numbers, as applicable in SCHEDULE 4.24. Each Borrower conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person and no Borrower has knowledge that another Person is infringing or interfering with any Intellectual Property of any Borrower.

                                   ARTICLE V.
                            INVESTOR REPRESENTATIONS

     The Investor represents and warrants to the Borrowers as follows:

     SECTION 5.1 INVESTMENT. It is acquiring the Notes for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and it has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

     SECTION 5.2 AUTHORITY. It has full power and authority to enter into and to perform this Agreement in accordance with its terms. It represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Notes.

     SECTION 5.3 ACCREDITED INVESTOR. It is an "ACCREDITED INVESTOR" within the definition set forth in Rule 501(a) of the Securities Act.

     SECTION 5.4 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Investor and constitutes, and each other Loan Document to which the Investor is a party when executed and delivered by the Investor will constitute, a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless or whether considered in a proceeding in equity or at law and the availability of the remedy of specific performance.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

     Until the Notes and all Obligations are repaid in full, unless the Holders shall otherwise consent in writing, the Borrowers jointly and severally covenant and agree with the Holders to do all of the following:

     SECTION 6.1 EXISTENCE; BUSINESSES AND PROPERTIES.

          (a) Each of the Borrowers will do or cause to be done all things necessary to preserve and maintain its legal existence and to maintain such Borrower's right to do business in each jurisdiction in which such Borrower conducts business, except to the extent that the failure to do so could not, in the aggregate, reasonably be expected to create a Material Adverse Effect.

          (b) Each of the Borrowers will do or cause to be done all things necessary to: (i) obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business;
(ii) comply in all material respects with all Applicable Laws, whether now in effect or hereafter enacted; and (iii) at all times maintain and preserve all Property material to the conduct of such business and keep such Property in good repair, working order and condition (ordinary wear and tear excepted), except for the sale of inventory in the ordinary course of business or sales of obsolete equipment that is replaced with equipment of a substantially similar or equal value, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 6.2 INSURANCE.

          (a)  So long as this Agreement shall be in effect,

               (i) Keep its properties, including, without limitation, the Casino Vessel, adequately insured at all times by financially sound and reputable insurers;

               (ii) Maintain such other insurance, to such extent and against such risks, including insurance protecting the real and personal property and the Casino Vessel comprising the Hard Rock Hotel & Casino Biloxi against losses or damages caused by fire, lightning, hurricane, windstorm, tornado, water damage, vandalism, riot, earthquake, civil commotion, terrorism, malicious mischief and such other risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss for a business of similar type and size with carriers and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, exclusions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size operating in the same or similar locations, including without limitation, (i) property and casualty insurance, (ii) business interruption insurance, (iii) worker's compensation insurance,
     (iv) comprehensive general liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use or operation of the Hard Rock Hotel & Casino Biloxi and (v) umbrella or excess liability insurance;

               (iii) Maintain such other insurance as may be required by law;
     and

               (iv) Maintain a life insurance policy in the amount of $1,000,000 on the life of Joseph Billhimer or any Person succeeding Joseph Billhimer as Key Officer, which will provide that Premier is the sole beneficiary of such policy.

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

          (b) Upon the request of the Holders, the Borrowers shall provide insurance certificates evidencing such insurance to the Holders, which certificates shall expressly state information with respect to the coverage provided by and the expiration date for each policy.

          (c) All insurance required by this covenant (except worker's compensation insurance) will name Premier and the trustee under the Indenture as additional insureds or loss payees, as the case may be, with losses in excess of $1.0 million payable jointly to Premier and the trustee under the Indenture (unless a default or event of default thereunder has occurred and is then continuing, in which case all losses are payable solely to such trustee).

     SECTION 6.3 OBLIGATIONS AND TAXES. Each of the Borrowers will pay its material Indebtedness and other material obligations promptly and in accordance with their terms and (b) pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof (other than a Permitted Lien), PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and any Borrowers, as applicable, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

     SECTION 6.4 FINANCIAL STATEMENTS, REPORTS, ETC. The Borrowers will furnish to the Holders:

          (a) within 90 days after the end of each fiscal year, the consolidated and consolidating balance sheets and related statements of operations, equityholders' equity and cash flows, showing the financial condition of each respective Borrower and its Subsidiaries, as of the close of such fiscal year and the results of its operations during such year, such consolidated statements to be audited by an independent public accountant of recognized national or regional standing acceptable to the Holders, with the Investor and Holders acknowledging that Ernst & Young LLP is acceptable, and accompanied by an opinion of such accountant (which shall not be qualified in any material respect) that such financial statements fairly present the financial condition and results of operations of such Borrower in accordance with GAAP;

          (b) within 45 days after the end of each fiscal quarter of each fiscal year, its consolidated and consolidating balance sheet and related statements of operations, equityholders' equity and cash flows showing the financial condition of each respective Borrower, as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by its Financial Officer as fairly presenting in all material respects the financial condition and results of operations of the such Borrower in accordance with GAAP (but without footnotes), subject to normal year-end audit adjustments, together with a quarterly management summary description of operations;

          (c) within 30 days after the end of each month, (i) its monthly and year-to-date consolidated and consolidating financial statements of each respective Borrower and its Subsidiaries, setting forth in each case in comparative form the corresponding figures for the corresponding month and fiscal year-to-date period of the preceding fiscal year and the corresponding figures for the corresponding month and fiscal year-to-date period of the annual forecast and (ii) a schedule of the outstanding Indebtedness of such Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount with respect to each such debt issue or loan;

          (d) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a certificate of the accounting firm or Financial Officer of the applicable Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) and certifying that to its knowledge no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

          (e) to the extent that any Borrower becomes subject to such reporting requirements, promptly after the same become publicly available, copies of all final periodic and other reports, proxy statements and other materials filed by such Borrower with the U.S. Securities and Exchange Commission (the "SEC"), or any Governmental Authority succeeding to any or all of the functions of said commission, or with any national securities exchange, or distributed to its Senior Lenders (exclusive of proprietary information unless (i) the Person that is the source of the information or report is a public company and (ii) such Person would then be required to file such proprietary information with the
SEC), as the case may be;

          (f) within 30 days of filing, copies of all material documents filed by either Borrower with any Governmental Authority, including, without limitation, the U.S. Internal Revenue Service, the U.S. Environmental Protection Agency (and any state equivalent), the U.S. Occupational Safety & Health Administration and the SEC;

          (g) promptly upon request by any Holder, copies of all pleadings related to any material action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, by or against any Borrower or any Affiliate thereof;

          (h) as soon as practicable, and in any event not later than 30 days prior to commencement of each fiscal year, a copy of the Borrower's annual budget (detailed on a month to month basis) for such fiscal year, in a form consistent with the financial statements provided hereunder;

          (i) within 10 days of receipt, copies of any notice of default on any loans or leases which default is in excess of $1,000,000, individually or in the aggregate, to which any Borrower is a party;

          (j) promptly after entering into the same, copies of all shareholders or equityholders agreements, material employment agreements and other material agreements of any Borrower or any of its Subsidiaries

          (k) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Borrower or compliance with the terms of any Investment Document, as any Holder may reasonably request (including any

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information necessary to enable the Holders to file any form required by any
Governmental Authority); and

          (l) concurrently with delivery to the Senior Lenders, copies of all reports, certificates or other information required to be provided to the Senior Lenders under the Indenture (including without limitation all notices of default and officer's certificates thereunder).

     SECTION 6.5 LITIGATION AND OTHER NOTICES. The Borrowers will furnish to the Holders prompt written notice of the following:

          (a) as soon as the Borrowers have knowledge, the occurrence of any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) within 30 days of filing, the filing or commencement of or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, by or against any Borrower or any Affiliate thereof which could reasonably be expected to result in a Material Adverse Effect;

          (c) at least 30 days and no more than 60 days prior notice of any Change of Control of which the Borrowers have knowledge; and

          (d) any development that has resulted in, or would reasonably be expected to result in, a Material Adverse Change (including, without limitation, any enforcement, remedial or other governmental regulatory or other action instituted, completed or threatened in writing against the Borrowers pursuant to any applicable Environmental Law, and any written claim made by any Person against the Borrowers relating to liability in respect of Hazardous Materials, which in each case would reasonably be expected to result in a Material Adverse Change).

     SECTION 6.6 EMPLOYEE BENEFITS. At such time as and if applicable, each Borrower will (a) comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Holders as soon as possible after, and in any event within 10 days after any Responsible Officer of such Borrower or Subsidiary thereof or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that alone or together with any other ERISA Event could reasonably be expected to result in liability of such Borrower or Subsidiary thereof in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of such Borrower setting forth details as to such ERISA Event and the action, if any, that such Borrower proposes to take with respect thereto.

     SECTION 6.7 MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Each Borrower will keep proper books of record and account in which full and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities. Each Borrower will permit any representatives designated by the Holders to obtain background information on such Borrower or its senior management and to visit and inspect the financial records and the properties of such Borrower at reasonable times during normal business hours and as often as reasonably requested upon reasonable prior notice prior to the occurrence

                                       45
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of an Event of Default and to make extracts from and copies of such financial records, and permit any representatives designated by the Holders to discuss the affairs, finances and condition of such Borrower with the officers thereof and independent accountants therefor; PROVIDED that, Holders shall use reasonable commercial efforts not to interfere with the business of the Borrowers. The Holders will provide prior notice to the Borrowers of any planned discussions with its independent accountants. In addition, the Borrowers shall permit the Holders to conduct a review of the use of the proceeds of the Notes and shall certify in writing to the Holders that the proceeds of the Notes were used in accordance with SECTION 2.10 hereof.

     SECTION 6.8 COMPLIANCE WITH LAWS. Each Borrower will comply in all material respects with Applicable Laws. Without limiting the generality of the foregoing, each Borrower will (a) comply, and cause all lessees and other persons occupying their Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; (b) obtain and renew all material Environmental Permits necessary for their operations and Properties; (c) conduct in all material respects any Remedial Action in accordance with applicable Environmental Laws; PROVIDED, HOWEVER, that the Borrower shall not be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances; (d) comply in all material respects with all Gaming Laws; and (e) obtain and renew all material Licenses necessary for their operations, including, without limitation, the Biloxi Gaming License, prior to the Initial Operating Date.

     SECTION 6.9 PREPARATION OF ENVIRONMENTAL REPORTS. If an Event of Default caused by reason of a breach of SECTION 4.20 or SECTION 6.8 shall have occurred and be continuing, then the Borrower shall, at the request of the Holders, provide to the Holders within 45 days after such request, at the expense of the Borrower, a Phase I environmental site assessment report for any Real Property described in such request, prepared by an environmental consulting firm acceptable to the Holders (and, if based upon the recommendation of such environmental consulting firm, a Phase II environmental site assessment report) indicating the presence or absence of Hazardous Materials and the estimated cost of any Remedial Action in connection with any Hazardous Materials on the Real Property.

     SECTION 6.10 FURTHER ASSURANCES. Each Borrower will execute any and all further documents, agreements and instruments, and take all further action that may be required under Applicable Law, or that the Holders may reasonably request, in order to effectuate the transactions contemplated by the Investment Documents. The Borrowers shall deliver or cause to be delivered to the Holders all such instruments and documents (including legal opinions) as the Holders may reasonably request to evidence compliance with this Section.

     SECTION 6.11 MAINTENANCE OF OFFICE OR AGENCY. The Borrowers shall maintain an office or agency (a) where the Notes may be presented for payment, or for registration and transfer and for exchange as provided in this Agreement, and
(b) where notices and demands to or upon the Borrowers in respect of the Notes may be served. The location of such office or agency initially shall be the principal office of Premier as set forth in SECTION 9.1 hereof. The Borrowers shall give the Holders written notice of any change of location thereof.

     SECTION 6.12 OBSERVATION RIGHTS.

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          (a)  The board of managers of Premier shall hold a general meeting
(which may be held by conference call) at least quarterly for the purpose of discussing the business and operations of Premier and its Subsidiaries. Commencing on the Funding Date, Premier shall notify a representative of the Holders in writing of the date and time for each general or special meeting of its board of managers or any committee thereof or of the adoption of any resolutions by written consent (describing in reasonable detail the nature and substance of such action) at least four Business Days prior to any general meeting or approval of such resolutions by written consent and at the time notice is provided to the managers of Premier of any special meeting and concurrently deliver to the Holders any materials delivered to managers of Premier, including a draft of any resolutions proposed to be adopted by written consent. The Holders shall be free during any such four Business Day period to contact the managers of Premier and discuss the pending actions to be taken, unless such interaction shall materially interfere with the operation of the Borrowers.

          (b) Commencing on the Funding Date, Premier shall permit one authorized representative of the Investor (and its successors) to attend and participate in all meetings of its board of managers and any committee thereof, whether in person, by telephone or otherwise, at the Investor's sole cost and expense, and shall provide such representative with such notice and other information with respect to such meetings as are delivered to the directors of Premier.

     SECTION 6.13 CONSTRUCTION. Premier will construct the Hard Rock Hotel & Casino Biloxi, including the furnishing, fixturing and equipping thereof, with diligence and continuity in a good and workmanlike manner substantially in accordance with the Final Plans.

     SECTION 6.14 MANAGEMENT. For so long as the Investor, or any Affiliate of the Investor, shall continue to hold Notes representing one-hundred percent (100%) of the aggregate principal amount of then outstanding Notes, Joseph Billhimer shall continue to serve as Key Officer, or in the event that Joseph Billhimer ceases to serve as Key Officer, a successor shall be appointed within 120 days, subject to the Investor's reasonable approval, which shall not be unreasonably withheld, PROVIDED, that if, despite the diligent efforts of the Borrowers, such a successor has not been appointed within 120 days, the Borrowers shall have an additional 60 days to attempt to appoint such a successor so long as the Borrowers continue to use diligent efforts during such additional time period to do so. The Key Officer shall at all times devote substantially full time attention to the management of the Borrowers.

     SECTION 6.15 USE OF PROCEEDS. The Borrower will use the proceeds of the loan only for the purposes specified in ARTICLE II.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

     Until the Notes and all Obligations are repaid in full, unless the Holders shall otherwise consent in writing, the Borrowers jointly and severally covenant and agree not to do any of the following without the prior written consent of the Holders:

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     SECTION 7.1 INDEBTEDNESS.

          (a) Premier shall not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired
Debt), and neither Borrower shall issue any Disqualified Stock, nor permit any of their Restricted Subsidiaries to issue any shares of preferred equity; PROVIDED, HOWEVER, that, the Borrowers may, subject in all cases to Section 7.1(c), (x) incur "Permitted Indebtedness" described in clause (b) below and (y) incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if:

               (i)   the Hard Rock Hotel & Casino Biloxi is Operating; and

               (ii) the Fixed Charge Coverage Ratio for Premier's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred equity or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          (b) For purposes of this Agreement, "PERMITTED INDEBTEDNESS" shall mean the following:

               (i) the Indebtedness created hereunder and under the other Investment Documents:

               (ii) the incurrence by Premier and its Restricted Subsidiaries of (A) Indebtedness represented by the First Mortgage Notes to be issued on the date of the Indenture and the notes to be issued in exchange for the First Mortgage Notes and (B) their respective obligations arising under the collateral documents securing the First Mortgage Notes to the extent such obligations would represent Indebtedness;

               (iii) the incurrence by Premier or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred pursuant to Section 7.1(a) above or pursuant to clauses (ii) or (iii) of this Section 7.1(b);

               (iv) the incurrence by Premier of (A) FF&E Financing; PROVIDED, HOWEVER, that: (A) the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery changes and other direct costs of, and other direct expenses paid or charged in connection with, such purchase) of the FF&E purchased or leased, or to be purchased or leased, with the proceeds thereof; and (B) Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any FF&E Financing or Permitted Refinancing Indebtedness, in each case incurred pursuant to this clause (iv); PROVIDED, HOWEVER, that the aggregate principal

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     amount of the FF&E Financing and Permitted Refinancing Indebtedness
     incurred pursuant to this clause (iv) does not exceed $30.0 million at any one time outstanding;

               (v) the incurrence by Premier or any of its Restricted Subsidiaries of intercompany Indebtedness between or among a Premier and any of the Premier's Restricted Subsidiaries; PROVIDED, HOWEVER, that: (A) if Premier is the obligor on such Indebtedness and the payee is not Premier, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes; and (B) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Premier or a Restricted Subsidiary of Premier and any sale or other transfer of any such Indebtedness to a Person that is not either Premier or a Restricted Subsidiary of Premier will be deemed, in each case, to constitute an incurrence of such Indebtedness by Premier or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (v);

               (vi) the incurrence by Premier or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Agreement to be outstanding;

               (vii) the guarantee by Premier or any of its Restricted Subsidiaries of Indebtedness of Premier or a Restricted Subsidiary of Premier that was permitted to be incurred by another provision of this
     Section 7.1; PROVIDED, HOWEVER, that if the Indebtedness being guaranteed is subordinated to or PARI PASSU with the Notes, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

               (viii) the incurrence by Premier or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds or standby letters of credit incurred in the ordinary course of business in an aggregate principal amount not to exceed $4.0 million at any one time outstanding under this clause (viii);

               (ix) the incurrence by Premier or any of its Restricted Subsidiaries of Indebtedness, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge such Indebtedness, in an aggregate principal amount not to exceed $5,000,000; and

               (x) the incurrence by Premier of Indebtedness in an aggregate principal amount not to exceed $60,000,000 under the Series 2004 Note; PROVIDED, HOWEVER, that Premier may at any time only incur that amount of Indebtedness pursuant to this clause (x) equal to the dollar amount of Series 2004 Bonds that Premier Finance has purchased and holds at such time.

          (c)  Notwithstanding anything to the contrary contained in this
Section 7.1, any other provision in this Agreement, in any of the other Investment Documents, in the Indenture, the First Mortgage Notes, the Mississippi Bond Loan Agreement and the Series 2004 Note, the Borrowers hereby agree that the maximum aggregate principal amount of Indebtedness that they may incur in addition to the Indebtedness incurred under this Agreement and the Notes

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shall in no event exceed $185,000,000, plus up to $60,000,000 of additional
Indebtedness under the Series 2004 Note pursuant to clause (b)(x) above, as reduced by payments or prepayments; notwithstanding the foregoing, the Borrowers may incur Permitted Refinancing Indebtedness issued to refinance Indebtedness incurred in compliance with this Section 7.1(c).

          (d) Notwithstanding any provision to the contrary, Premier shall not, and shall not permit any of its Restricted Subsidiaries to, incur any Indebtedness (including Permitted Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of Premier or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms, PROVIDED, HOWEVER, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Premier or any of its Restricted Subsidiaries solely by virtue of being unsecured.

          (e) For purposes of determining compliance with this SECTION 7.1, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through
(viii) of SECTION 7.1(b) above, or is entitled to be incurred pursuant to
SECTION 7.1(a), Premier will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this SECTION 7.1. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in the Fixed Charges of Premier as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Premier or any Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

     SECTION 7.2 LIENS. Premier shall not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Restricted Subsidiary) now owned or hereafter acquired by it or on any proceeds, income or revenues or rights in respect of any thereof, or assign or convey any right to receive income therefrom except for Permitted Liens.

     SECTION 7.3 SALE AND LEASE-BACK TRANSACTIONS. Premier shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it or any of its Restricted Subsidiaries shall sell or transfer any property, real or personal, used or useful in its or any of its Restricted Subsidiaries' business, whether now owned or thereafter acquired, and thereafter rent or lease such property or other property that it or any of its Restricted Subsidiaries intends to use for substantially the same purpose or purposes as the property being sold or transferred; PROVIDED, HOWEVER, that Premier or a Restricted Subsidiary of Premier may enter into a sale and leaseback transaction if:

          (a)  Premier or that Restricted Subsidiary, if applicable, could have
(i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test contained in SECTION 7.1(a) and (ii) incurred a Lien to secure such Indebtedness pursuant to Section
7.2 hereof;

          (b) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the Holders, of the property that is the subject of such sale and leaseback transaction; and

          (c) the transfer of assets in such sale and leaseback transaction is permitted by, and Premier or the applicable Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant contained in
SECTION 7.5.

     SECTION 7.4 INVESTMENTS. No Borrower shall, nor will it permit any of its Restricted Subsidiaries to, make any Investments except for Permitted Investments.

     SECTION 7.5 MERGERS, CONSOLIDATIONS, SALES OF ASSETS, ACT OF DISSOLUTION.

          (a) Premier shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (1) consolidate or merge with or into another Person or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of its and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

               (i) Premier is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than Premier) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

               (ii) the Person formed by or surviving any such consolidation or merger (if other than Premier) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Premier under the Investment Documents pursuant to agreements reasonably satisfactory to the Holders;

               (iii) immediately after such transaction, no Default or Event of Default exists;

               (iv) Premier or the Person formed by or surviving any such consolidation or merger (if other than Premier), or to which such sale, assignment, transfer, conveyance or other disposition has been made on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in SECTION 7.1(a) above;

               (v) such transaction would not result in the loss or suspension or material impairment of any of Premier's or any of its Restricted Subsidiaries' Gaming

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     Licenses, unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

               (vi) such transaction would not require any Holder to obtain a Gaming License or be qualified or found suitable under the law of any applicable gaming jurisdiction; PROVIDED, HOWEVER, that such Holder would not have been required to obtain a Gaming License or be qualified or found suitable under the laws of any applicable gaming jurisdiction in the absence of such transaction.

          (b) Premier shall not, and shall not permit any of its Restricted Subsidiaries to, suffer an Act of Dissolution.

          (c) Premier shall not, and shall not permit any of its Restricted Subsidiaries to, change its form of entity.

          (d) Premier shall not, and shall not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless:

               (i)   the Hard Rock Hotel & Casino Biloxi is Operating;

               (ii) Premier (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

               (iii) such Fair Market Value is determined by Premier's Board of Directors and evidenced by a resolution of that Board of Directors set forth in an officer's certificate delivered to the Holders; and

               (iv) at least 75% of the consideration received in the Asset Sale by Premier or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash: (A) any liabilities, as shown on Premier's most recent consolidated balance sheet, of Premier or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the First Mortgage Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Premier or such Restricted Subsidiary from further liability; (B) any securities, notes or other obligations received by Premier or such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by Premier or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and (C) any stock or assets of the kind referred to in Section 7.5(f)(ii) below.

          (e) In addition, Premier and its Restricted Subsidiaries may not consummate a sale, lease, conveyance or other dispositions of any Key Project Assets.

          (f) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Premier (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds: (i) to make a capital expenditure with respect to the Hard Rock Hotel & Casino Biloxi; or (ii) acquire assets that are not classified as current assets under GAAP and that are used or useful in connection with the operation of the Hard Rock Hotel & Casino Biloxi.

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          (g)  Premier Finance shall not assign, sell, convey or otherwise transfer the Series 2004 Bonds, other than to the Trustee in connection with a pledge of the Series 2004 Bonds to the Trustee for the benefit of the Senior Lenders.

     SECTION 7.6 RESTRICTED PAYMENTS.

          (a) Premier shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of Premier's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Premier or any of its Restricted Subsidiaries) or to the direct or indirect holders of Premier's or any of its Restricted Subsidiaries' Equity Interests in any capacity (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Premier or dividends or distributions payable to Premier or any of its Restricted Subsidiaries); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Premier) any Equity Interests of Premier or any direct or indirect parent of Premier (including without limitation, any Equity Interests of Premier held by AA Capital); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Premier that is contractually subordinated to the Notes, except a payment of interest or principal at the Stated Maturity thereof; or (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS").

          (b) With respect to any payments made pursuant to (1) clause (i) below, so long as no Default has occurred and is continuing or would be caused thereby, and (2) clauses (ii) and (iii) below, no Default in the payment when due of any principal, interest or premium, if any, on the Notes or any Event of Default shall have occurred and be continuing or would be caused thereby, the provisions contained in Section 7.6(a) above will not prohibit: (i) the defeasance, redemption, repurchase or other acquisition of Indebtedness of Premier that is contractually subordinated to the Notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness; (ii) so long as Premier is a limited liability company, distributions to members of Premier in an amount not to exceed the Tax Amount for such period; and (iii) payments of amounts due to the Construction Manager pursuant to the Owner Contractor Agreement.

          (c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Premier or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Premier whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million.

     SECTION 7.7 TRANSACTIONS WITH AFFILIATES. Premier will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make

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or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of a Premier (each, an "AFFILIATE TRANSACTION"), unless.

          (a) such Affiliate Transaction is on terms that are no less favorable to Premier or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Premier or the relevant Restricted Subsidiary with an unrelated Person; and

          (b) Premier delivers to the Holders: (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this SECTION 7.7 and that such Affiliate Transaction has been approved unanimously by the Board of Directors; and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of the Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          (c) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of this
SECTION 7.7:

               (i) any employment agreement, employee benefit plan, officer and director indemnification or employment agreement or similar arrangement entered into by Premier or any of its Restricted Subsidiaries in the ordinary course of business;

               (ii) transactions between or among Premier and/or its Restricted Subsidiaries;

               (iii) transactions with a Person (other than an Unrestricted Subsidiary of Premier) that is an Affiliate of Premier solely because Premier owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

               (iv) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of Premier;

               (v) any issuance of Equity Interests (other than Disqualified Stock) of Premier to Affiliates of Premier; and

               (vi) Restricted Payments that do not violate Section 7.6 of this Agreement.

     SECTION 7.8 BUSINESS OF BORROWERS.

          (a) No Borrower shall engage at any time in any business or business activity other than the Borrowers' Business. No Borrower shall acquire or create any new Subsidiary. No Borrower shall change the location of the operations of such Borrower's Business from the location in which it is presently conducted without the consent of the Holders. Each Borrower shall be a Single Purpose Entity.

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          (b)  No Borrower shall, nor permit any of its Affiliates to, directly or indirectly purchase or otherwise acquire, or offer to purchase or otherwise acquire, any outstanding Notes except by way of payment or prepayment in accordance with the provisions hereof.

     SECTION 7.9 INVESTMENT COMPANY ACT. No Borrower shall become an investment company subject to registration under the Investment Company Act of 1940, as amended, or shall otherwise become subject to regulation under the Investment Company Act.

     SECTION 7.10 ACQUISITIONS. No Borrower shall, nor permit any of its Affiliates to, acquire all of the Capital Stock or all or substantially all of the assets of any Person or any business or business unit of such Person.

     SECTION 7.11 EMPLOYEE COMPENSATION. All executive compensation of the Borrowers shall be approved by the respective board of directors or managers of the Borrowers.

     SECTION 7.12 PREPAYMENTS. Except for the Senior Debt, the Notes or Indebtedness owed to the Borrower from a Subsidiary, no Borrower shall prepay any Indebtedness for borrowed money.

     SECTION 7.13 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
SUBSIDIARIES.

          (a) Premier will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock to Premier or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Premier or any of its Restricted Subsidiaries;
(ii) make loans or advances to Premier or any of its Restricted Subsidiaries; or
(iii) transfer any of its properties or assets to Premier or any of its Restricted Subsidiaries.

          (b) The restrictions contained in Section 7.13(a) above shall not apply to encumbrances or restrictions existing under or by reason of: (i) the Investment Documents, the First Mortgage Notes, the Indenture, the Collateral Documents (as defined in the Indenture), the Intercreditor Agreement or any FF&E Intercreditor Agreement (as defined in the Indenture); (ii) applicable law, rule, regulation or order; (iii) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business; (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by Premier or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; PROVIDED that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred; (v) purchase money obligations or Capital Lease Obligations for furniture, fixtures and equipment that impose restrictions on the furniture, fixtures and equipment purchased or leased of the nature described in Section 7.13(a)(iii); (vi) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition; (vii) Permitted Refinancing Indebtedness; PROVIDED, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness

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

are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; (viii) Liens permitted to be incurred under Section 7.2 that limit the right of the debtor to dispose of the assets subject to such Liens; (ix) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business with the approval of Premier's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and (x) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

     SECTION 7.14 ACCOUNTING CHANGES. No Borrower shall make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP.

     SECTION 7.15 STAY, EXTENSION AND USURY LAWS. To the extent permitted under Applicable Law, each of the Borrowers covenants and agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will use their best efforts to resist any attempts to claim or take the benefit of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of their obligations under this Agreement or the Notes. To the extent permitted under Applicable Law, each of the Borrowers hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

     SECTION 7.16 RESTRICTIONS ON ACTIVITIES OF PREMIER FINANCE BILOXI CORP. Notwithstanding anything to the contrary contained in this Agreement, Premier Finance will not hold any material assets, become liable for any material obligations or engage in any significant business activities; PROVIDED that Premier Finance may (i) be a co-obligor with respect to Indebtedness if Premier is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by Premier or one or more of Premier's Restricted Subsidiaries other than Premier Finance Biloxi Corp, (ii) purchase and hold up to $60,000,000 of Series 2004 Bonds from the Mississippi Business Finance Corporation, and (iii) take any action in connection with the transactions contemplated by the Mississippi Bond Financing Documents.

     SECTION 7.17 INCONSISTENT AGREEMENTS; CHARTER AMENDMENTS. No Borrower shall
(i) enter into any agreement or arrangement which would restrict in any material respect the ability of such Borrower to fulfill its Obligations under the Investment Documents, or (ii) supplement, amend or otherwise modify the terms of their articles or certificate of incorporation or bylaws or any of the Investment Documents if the effect thereof would reasonably be expected to have a Material Adverse Change.

     SECTION 7.18 DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES. The Board of Directors of Premier may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; PROVIDED that in no event will a Key Project Asset be transferred to an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Premier and its Restricted Subsidiaries in the Restricted Subsidiary so designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount

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

available for Restricted Payments under Section 7.6 or under one or more clauses of the definition of Permitted Investments, as determined by Premier. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Premier may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

     SECTION 7.19 AMENDMENTS TO CERTAIN AGREEMENTS. Neither Premier nor any of its Restricted Subsidiaries will amend, waive or modify, or take or refrain from taking any action that has the effect of amending, waiving or modifying any provision of the Mississippi Bond Indenture, the Mississippi Bond Financing Documents, or waive any payments under the Series 2004 Bonds; PROVIDED, HOWEVER, that any such agreement may be amended or modified so long as the terms of such agreement as so amended or modified are, on the whole, no less favorable to Premier and Premier Finance that the terms of such agreement as of the Funding Date.

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 8.1 EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") occur:

          (a) any default in the payment of any interest on the Notes or any other amount (other than an amount referred to in (b) below) due under any Investment Document, when and as the same becomes due and payable, and such default continues unremedied for a period of 30 days;

          (b) any default in the payment of any principal of or Repayment Charge on the Notes when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) the failure by the Borrowers and their Restricted Subsidiaries to comply with provisions contained in Sections 6.14, 6.15, 7.1, 7.5 and 7.6 herein;

          (d) the failure by Premier or any of its Restricted Subsidiaries for 60 days to comply with any other agreements contained in this Agreement or any of the other Investment Documents;

          (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Premier or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Premier or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Agreement, if that default: (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

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

          (f) failure by Premier or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (g) any representation or warranty or agreement in any of the Investment Documents or in any certificate, document or other statement delivered in connection therewith was inaccurate on the date made or deemed made, or Premier or any of its Restricted Subsidiaries repudiates any of their respective obligations under any of the Investment Documents;

          (h) any default is declared or otherwise occurs (after giving effect to any applicable notice and/or grace periods) under the Senior Debt, either (i) which is in the payment of any amount due thereunder when and as the same becomes due and payable or (ii) pursuant to which the Senior Lenders have accelerated the maturity thereof;

          (i) an Act of Bankruptcy or Act of Dissolution shall have occurred with respect to any Borrower or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

          (j) a default by Premier on its obligations under the Hard Rock License Agreement which is not cured in accordance with the terms thereof, or the termination of the Hard Rock License Agreement or the Hard Rock Memorabilia Lease for any reason;

          (k) the failure of the Hard Rock Hotel & Casino Biloxi to be Operating by the Operating Deadline;

          (l) after the Initial Operating Date, the revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations at the Hard Rock Hotel & Casino Biloxi for a period of more than 90 consecutive days;

          (m) if Premier ever ceases to own less than 100% of the outstanding Equity Securities of Premier Finance Biloxi Corp.;

          (n) if either Borrower is convicted or pleads guilty (or the equivalent) to a felony, or any other crime or offense (even if not a crime), that is reasonably likely, in the Holders' reasonable opinion, to materially and adversely affect, the Hard Rock Hotel & Casino Biloxi, the "Licensed Rights" (as defined in the Hard Rock License Agreement), or the goodwill associated therewith; or if any employee or officer of either Borrower who is not thereafter promptly discharged by such Borrower, or any other Person owning an interest in the Borrowers, in each case, who is required to be licensed under applicable Mississippi Gaming Laws, is convicted of, or pleads guilty (or the equivalent) to a felony, or any other crime or offense (even if not a crime), that is reasonably likely, in the Holders' reasonable opinion, to materially and adversely affect the Licensed Rights, or the goodwill associated therewith; and

          (o) any event of default under either of (a) the Indenture or (b) the Tidelands Lease or (c) the City of Biloxi Lease.

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

then: (1) in every such event other than an Event of Default described in paragraph (i) above, and at any time thereafter during the continuance of such event, the Holders of at least 50% of the aggregate outstanding principal amount of the Notes may by notice to the Borrower declare the principal amount then outstanding under the Notes held by such Holder to be forthwith due and payable in whole or in part, whereupon the principal amount so declared to be due and payable, together with the Repayment Charge, all PIK Amounts and accrued interest thereon and all other liabilities of the Borrower accrued hereunder and under any other Investment Document in respect of such Notes, shall become forthwith due and payable, without presentment demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Investment Document to the contrary notwithstanding; and (2) in any event with respect to an Event of Default described in paragraph (i) above, the principal of the Notes then outstanding, together with the Repayment Charge, all PIK Amounts and accrued interest thereon and all other liabilities of the Borrower accrued hereunder and under any other Investment Document, shall automatically become due and payable, without presentment demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Investment Document to the contrary notwithstanding. In the event that the Holders of at least 50% of the aggregate outstanding principal amount of the Notes have declared the principal amount then outstanding under the Notes held by such Holders to be forthwith due and payable as set forth in clause (1) above, then any other Holder may also declare the principal amount then outstanding under the Notes held by such Holder to be forthwith due and payable in whole or in part as provided in clause (1) above.

     SECTION 8.2 WAIVERS. The Borrowers waive presentment, demand, notice of dishonor, and protest, and all demands and notices of any action taken by the Holders under this Agreement, except as otherwise provided herein.

     SECTION 8.3 ENFORCEMENT ACTIONS. Subject to the terms of the Intercreditor Agreement, and only upon and during the continuance of an Event of Default, the Holders may, at their option, collect all or any portion of the Obligations or enforce against the Borrowers any of their respective rights and remedies with respect to the Obligations including, but not limited to: (a) commencing or pursuing legal proceedings to collect any amounts owed with respect to or to otherwise enforce the Obligations; or (b) executing upon, or otherwise enforcing, any judgment obtained with respect to the payment or performance of the Obligations.

     SECTION 8.4 COSTS. The Borrowers shall pay all reasonable expenses of any nature, whether incurred in or out of court, and whether incurred before or after the Notes shall become due at their maturity date or otherwise (including, but not limited to, reasonable attorneys' fees and costs) which the Holders may reasonably incur in connection with the collection or enforcement of any of the Obligations.

     SECTION 8.5 SET-OFF. Subject to the Intercreditor Agreement, upon the occurrence and during the continuance of any Event of Default, each Holder is hereby authorized at any time and from time to time without notice to any Borrower (any such notice being expressly waived by such Borrower) and, to the fullest extent permitted by law, to set off and to apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys at any time held and other indebtedness at any time owing by such Holder to or for the account of such Borrower against any and all of the obligations of the Borrowers now or

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hereafter existing under this Agreement or any other agreement or instrument delivered by such Borrower to such Holder in connection therewith, whether or not such Holder shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The rights of the Holders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which they may have. A Holder shall give the Borrower notice of any set-off hereunder after such set-off has occurred.

     SECTION 8.6 REMEDIES NON-EXCLUSIVE. None of the rights, remedies, privileges or powers of the Holders expressly provided for herein are exclusive, but each of them is cumulative with, and in addition to, every other right, remedy, privilege and power now or hereafter existing in favor of each of the Holders, whether pursuant to the other Loan Documents, at law or in equity, by statute or otherwise.

                                   ARTICLE IX.
                                  MISCELLANEOUS

     SECTION 9.1 NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

          (a)  if to the Borrowers, Premier Entertainment Biloxi, LLC,
P.O. Box 2, Gulfport, MS 39502, Attention: Chief Operating Officer (Facsimile No. 228-896-4078) and AA Capital Partners, 10 S. LaSalle Street, Suite 3712, Chicago, IL 60603, Attention: Charles Wall (Facsimile No. 312-419-4790; with a copy to Duane Morris LLP, 227 W. Monroe St., Suite 3400, Chicago, IL 60606,
Attention: Brian Kerwin (Facsimile No. 312-499-6701); and

          (b) if to the Investor, at its offices at Route 209, P.O. Box 447, Bushkill, PA 18324, Attention: Thomas V. Casale (Facsimile No. 570-588-1903); with a copy to Piper Rudnick LLP, 203 N. LaSalle Street, Suite 1800, Chicago, IL 60601-1293, Attention Larry Goldberg (Facsimile No. 312 236-7516).

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iii) on the date on which it is sent by facsimile transmission with acknowledgement of receipt at the number to which it is required to be sent in each case to the intended recipient as set forth above and sent in another approved method hereunder.

     SECTION 9.2 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Investment Document shall be considered to have been relied upon by the Holders and shall survive the making by the Holders of the loan, regardless of any investigation made by the Holders or on their behalf and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes is outstanding and unpaid.

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     SECTION 9.3 FURTHER ASSURANCES The parties hereto hereby acknowledge and agree that it is the intent of the parties that certain provisions of this Agreement (including without limitation, certain definitions contained in Article I, certain covenants contained in Articles VI and VII, and certain Events of Default contained in Article VIII) (the "SIMILAR PROVISIONS") are intended to be substantially similar to like provisions contained in the Indenture modified as appropriate to reflect the relationship of the Notes and the First Mortgage Notes and the other provisions hereof. The parties further agree that should the Similar Provisions contained in the Indenture be substantially different from those contained in this Agreement that prior to, and as a condition precedent to, the Funding, the Parties shall negotiate in good faith to amend the Similar Provisions contained in this Agreement in order to make them substantially similar to those contained in the Indenture, subject to appropriate modifications to retain the spirit of the provisions hereof.

     SECTION 9.4 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrowers and the Investor, and when the Investor shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     SECTION 9.5 SUCCESSORS AND ASSIGNS.

          (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers or the Holders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) The Borrowers shall not assign or delegate any of their rights or duties hereunder without the prior written consent of the Holders, and any attempted assignment or delegation without such consent shall be null and void. The Investor may assign the Notes, or assign or delegate any of its rights or duties hereunder or under the Notes to any of its Affiliates in accordance with
SECTION 9.21, and subject to SECTION 9.11 and SECTION 9.20. At any time after the 18-month anniversary of the Funding Date any Holder may, subject to the Borrower's consent, which consent shall not be unreasonably withheld (PROVIDED, HOWEVER, that such consent shall not be required if an Event of Default has occurred and is continuing), assign its Notes, or assign or delegate any of its rights or duties hereunder or under the Notes in accordance with SECTION 9.21 and subject to SECTION 9.11 and SECTION 9.20; PROVIDED, that such Holder shall bear its own expenses in connection with such assignment, and PROVIDED, FURTHER, that the Holder may not effect such an assignment to any Person that will be required to be licensed, qualified or found suitable under any applicable Gaming Laws unless the Borrowers consent in advance in writing to such an assignment.

     SECTION 9.6 EXPENSES; INDEMNITY.

          (a) The Borrowers will pay to the Investor all reasonable out-of-pocket expenses incurred by the Holders in connection with the preparation and administration of this Agreement and the other Investment Documents, in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions

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hereby or thereby contemplated shall be consummated), in connection with the enforcement or protection of its rights in relation to this Agreement and the other Investment Documents, including any suit, action, claim or other activity of the Holders to collect or otherwise enforce the Obligations or any portion thereof, or in connection with the Transaction, including, without limitation, the reasonable fees, charges and disbursements of Piper Rudnick LLP, counsel for the Holders, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Holders; PROVIDED, that it is agreed that the obligation of the Borrowers to reimburse the Investor with respect to the fees of Piper Rudnick LLP incurred for services rendered through the date of the Closing shall not exceed $125,000, except as otherwise agreed by the parties.

          (b) The Borrowers, jointly and severally, agree to indemnify each Holder, and its respective directors, officers, employees and agents (each such Person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Investment Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transaction and the other transactions contemplated thereby, (ii) the use of the loan proceeds provided hereby, (iii) any claim, litigation investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrowers, or any Environmental Claim related in any way to any Borrower; provided that such indemnity shall not as to any Indemnitee be available to the extent it resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) Notwithstanding any provision to the contrary, the provisions of this SECTION 9.6 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Notes, the invalidity or unenforceability of any term or provision of this Agreement or any other Investment Document, or any investigation made by or on behalf of the Holders. All amounts due under this SECTION 9.6 shall be payable on written demand therefor.

     SECTION 9.7 WAIVER OF CONSEQUENTIAL AND PUNITIVE DAMAGES. Each of the Borrowers and the Holders hereby waive to the fullest extent permitted by Applicable Law all claims to consequential and punitive damages in any lawsuit or other legal action brought by any of them against any other of them in respect of any claim among or between any of them arising under this Agreement, the other Loan Documents, or any other agreement or agreements between or among any of them at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the Closing Date, and all agreements made hereafter or otherwise, and any and all claims arising under common law or under any statute of any state or the United States of America, including any thereof in contract, tort, strict liability or otherwise, whether any such claims be now existing or hereafter arising, now known or unknown. The Holders and the Borrowers acknowledge and agree that this waiver of claims for consequential damages and punitive damages is a material element of the consideration for this Agreement.

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     SECTION 9.8 APPLICABLE LAW. THIS AGREEMENT AND THE OTHER INVESTMENT
DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER INVESTMENT DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING CONFLICTS OF LAWS PROVISIONS).

     SECTION 9.9 WAIVERS; AMENDMENT.

          (a) No failure or delay of a Holder in exercising any power or right hereunder or under any other Investment Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holders hereunder and under the other Investment Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or any other Investment Document or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Holders in accordance with SECTION 9.18

     SECTION 9.10 INTEREST RATE LIMITATION. If at any time the interest rate applicable to the Notes, together with all fees, charges, and other amounts which are treated under Applicable Law as interest thereunder (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Holders holding the Notes in accordance with Applicable Law, the rate of interest payable in respect of the Notes, together with all Charges payable in respect thereof shall be limited to the Maximum Rate. If, from any circumstance whatsoever, the Holder shall ever receive anything of value deemed Charges by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive Charges shall be applied to the reduction of the principal balance owing under the Notes in the inverse order of maturity (whether or not then due) or at the option of the Holder be paid over to the Borrowers, and not to the payment of Charges. All Charges (including any amounts or payments deemed to be Charges) paid or agreed to be paid to the Holder shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal balance of the Notes so that the Charges thereof for such full period will not exceed the maximum amount permitted by Applicable Law.

     SECTION 9.11 MANDATORY DISPOSITION OF NOTES.

          (a) If any Gaming Authority requires that a Holder be licensed, qualified or found suitable under any applicable Gaming Law and such Holder: (i) fails to apply for a license, qualification or finding of suitability within 30 days (or such other period as may be required by the Gaming Authority) after being requested to do so by the Gaming Authority; or (ii) is denied

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such license or qualification or not found suitable; the Borrowers will have the right, at their option, to (A) require the Holder to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) following the earlier of: (x) the termination of the period described above for the Holder to apply for a license, qualification or finding of suitability; or (y) the date of denial of such license, qualification or finding of suitability; or (B) redeem the Notes of the Holder at a redemption price equal to the price determined by the Gaming Authority or if the Gaming Authority does not determine a price, the least of: (1) the principal amount of the Notes, together with accrued and unpaid interest, to the earlier of the date of redemption or such earlier date as is required by the Gaming Authority; (2) the price at which such Holder acquired or paid for the Notes, to the earlier of the date of redemption or as is required by the Gaming Authority; and (3) the Fair Market Value of the Notes on the date of redemption.

          (b) Immediately upon a determination by a Gaming Authority that a Holder of the Notes will not be licensed, qualified or found suitable, the Holder will, to the extent required by applicable law, have no further right, to: (i) exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the Notes; or (ii) receive any interest or any other distributions or payments with respect to the Notes or any remuneration in any form with respect to the Notes, except the redemption price of the Notes.

          (c) The Borrowers shall notify the Holders in writing of any such redemption as soon as practicable. The Borrowers shall pay all reasonable fees and costs incurred in connection with applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities on behalf of any Holder that is required to apply for such license, qualification or finding of suitability.

     SECTION 9.12 ENTIRE AGREEMENT. This Agreement and the other Investment Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Investment Documents. Nothing in this Agreement or in the other Investment Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Investment Documents.

     SECTION 9.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER INVESTMENT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.

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     SECTION 9.14 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Investment Document should be held invalid, illegal or unenforceable in any way, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.15 COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective as provided in SECTION 9.4. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 9.16 HEADING. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or to be taken into consideration in interpreting, this Agreement.

     SECTION 9.17 JURISDICTION; CONSENT TO SERVICE OF PROCESS.

          (a) Each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Investment Documents, or for recognition or enforcement of any judgment and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of New York or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Nothing in this Agreement shall affect any right that the Holders may otherwise have to bring any action or proceeding relating to this Agreement or the other Investment Documents against such Borrower or their properties in the courts of any jurisdiction.

          (b) Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit action or proceeding arising out of or relating to this Agreement or the other Investment Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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     SECTION 9.18 CONSENTS AND APPROVALS; DEFAULTS.

          (a) Subject to the terms of SECTION 9.18(c), to the extent that (i) the terms of this Agreement or any of the other Investment Documents require the Borrowers to obtain the consent or approval of the Holders, (ii) the Borrowers seek an amendment to or termination of any of the terms of this Agreement or any of the Investment Documents, or (iii) the Borrowers seek a waiver of any right granted to the Holders under this Agreement or any of the Investment Documents, such consent, approval, action, termination, amendment or waiver (each, an "APPROVAL") shall be made by the Holders of Notes representing at least 51% of the aggregate principal amount outstanding under all of the Notes.

          (b) Subject to the terms of SECTION 9.18(c), to the extent that the terms of this Agreement or any of the other Investment Documents require or permit the Holders to take any enforcement action, including but not limited to declaring a payment default or other Event of Default or accelerating amounts due under any of the Investment Documents, subject to SECTION 8.1, each Holder shall be permitted to make such declaration or acceleration and to exercise all of its rights and remedies under the Investment Documents individually as to the obligations of the Borrowers to such Holder.

          (c) Notwithstanding anything to the contrary contained in SECTION 9.18(a) OR 9.18(b), the Holders shall not, without the prior written consent and approval of all of the affected Holders, amend, modify, terminate or obtain a waiver of any provision of this Agreement or any of the Investment Documents, which will have the effect of (i) reducing the principal amount of any Notes or of any payment required to be made to the Holders hereunder, or modifying the terms of a payment or prepayment thereof; (ii) reducing the Interest Rate, or extend the time for payment of interest under any Notes; or (iii) releasing the Borrowers or any other obligor from any obligation under this Agreement or any of the other Investment Documents.

          (d) Each Holder agrees that, for the benefit of the other Holders, any proceeds received upon enforcement by such Holder of its rights and remedies under this Agreement, will be divided, PRO RATA, among all Holders.

     SECTION 9.19 RELATIONSHIP OF THE PARTIES; ADVICE OF COUNSEL. This Agreement provides for the making of a loan by the Holders, in its capacity as a lender, in the Borrowers, in its capacity as borrower, and for the payment of interest and repayment of principal by the Borrowers to the Holders. The provisions herein for compliance with financial covenants, if any, and delivery of financial statements are intended solely for the benefit of the Holders to protect their interests as investors in assuring payments of interest and repayment of principal, and nothing contained in this Agreement shall be construed as permitting or obligating the Holders to act as a financial or business advisor or consultant to the Borrowers, as permitting or obligating the Holders to control the Borrowers or to conduct the Borrowers' operations, as creating any fiduciary obligation on the part of the Holders to the Borrowers, or as creating any joint venture, agency or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Holders are not (and shall not be construed as) a partner, joint venturer, alter-ego, manager, controlling person, operator or other business participant of any kind of the Borrowers; the Holders nor the Borrowers intend that the Holders assume such status, and, accordingly, the Holders shall not be deemed responsible for (or a participant in) any acts or

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omissions of the Borrowers or any of its partners. Each of the Holders, and the
Borrowers represent and warrant to the other that it has had the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and with respect to all matters contained herein.

     SECTION 9.20 CONFIDENTIALITY Each of the Holders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any permitted transferee of any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrowers; (g) with the consent of the Borrowers; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Holder on a nonconfidential basis from a source other than the Borrowers PROVIDED that such source is not bound by a confidentiality agreement. For the purposes of this Section, "INFORMATION" means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to any Holder on a nonconfidential basis prior to disclosure by the Borrowers; PROVIDED that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified (in a reasonable manner) at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 9.21 REGISTRATION AND TRANSFER OF NOTES.

          (a) The Borrowers will keep at Premier's principal office a register in which the Borrowers will provide for the registration of the Notes and their transfer. The Borrowers may treat any Person in whose name any Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and the Borrowers shall not be affected by any notice to the contrary from any Person other than the applicable Holder. All references in this Agreement to a "Holder" of any Note shall mean the Person in whose name such Note is at the time registered on such register.

          (b) Upon surrender of any Note for registration of transfer or for exchange to the Borrowers at Premier's principal office, the Borrowers at their expense will execute and deliver in exchange therefor a new Note of the same type in denominations of at least $500,000 (except a Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than, $500,000), as requested by the holder

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or transferee, which aggregate the unpaid principal amount of such Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Note and otherwise of like tenor.

          (c) Upon receipt of evidence reasonably satisfactory to the Borrowers of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon delivery of an indemnity bond in such reasonable amount as the Borrowers may determine (or an unsecured indemnity agreement from the Holder reasonably satisfactory to the Borrowers), or, in the case of any such mutilation, upon the surrender of such Note for cancellation to the Borrowers at Premier's principal office, the Borrowers at their expense will execute and deliver, in lieu thereof, a new Note of the same class and of like tenor, dated so that there will be no loss of interest on (and registered in the name of the holder of) such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Borrowers shall be deemed to be not outstanding for any purpose of this Agreement.

          (d) All Holders are aware and will advise their respective officers, agents and representatives who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the United States securities laws on the purchase and/or sale by any person or entity who has received material non-public information from the issuer of such securities and on the communication of such information to any other person or entity when it is reasonably foreseeable that such other person or entity is likely to purchase or sell such securities in reliance upon such information.

          (e) The Notes that are the subject of this Agreement are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to an effective registration statement related thereto or pursuant to exemption from registration under the Securities Act.

     SECTION 9.22 NON-SOLICITATION. Investor and Borrowers each agree not to, directly or indirectly, solicit the employment of any individual who has an active management position with the other party hereto or any of its Affiliates, without the prior written consent of the other party hereto, which consent may be granted or withheld in the other party's sole discretion.

                             {SIGNATURES NEXT PAGE}

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        BORROWER:

                                        PREMIER FINANCE BILOXI CORP.


                                        By: /s/ Joseph Billhimer
                                           ----------------------------------
                                            Name: Joseph Billhimer
                                            Title: President and COO

                                        BORROWER:

                                        PREMIER ENTERTAINMENT BILOXI LLC


                                        By: /s/ Joseph Billhimer
                                           ------------------------
                                            Name: Joseph Billhimer
                                            Title: President and COO

                                        INVESTOR:

                                        RANK AMERICA, INC


                                        By: /s/ Samantha Wren
                                           ------------------------
                                            Name: Samantha Wren
                                            Title: Treasurer